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                                                                  Exhibit 4.4(a)

                                THE LAZARE KAPLAN

                     401(K) PLAN FOR SAVINGS AND INVESTMENTS






                         EFFECTIVE AS OF JANUARY 1, 1990



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                                The Lazare Kaplan

                     401(k) Plan for Savings and Investments

                                DETAILED CONTENTS

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SECTION 1            PURPOSE...........................................................  1
             1.1     Purpose...........................................................  1
             1.2     Exclusive Benefit of Employees....................................  1
             1.3     Intent............................................................  1
             1.4     Plan Not Employment Contract......................................  1

SECTION 2            DEFINITIONS.......................................................  2
             2.1     Accounts..........................................................  2
             2.2     Adoption Agreement................................................  2
             2.3     Adjustment Factor.................................................  2
             2.4     Affiliated Employer...............................................  2
             2.5     Basic Plan........................................................  2
             2.6     Beneficiary.......................................................  2
             2.7     Board.............................................................  2
             2.8     Code..............................................................  3
             2.9     Company...........................................................  3
             2.10    Compensation......................................................  3
             2.11    Discretionary Contribution Account................................  4
             2.12    Earned Income.....................................................  4
             2.13    Effective Date with respect.......................................  4
             2.14    Elective Deferral Account.........................................  5
             2.15    Employee..........................................................  5
             2.16    Employee After-tax Contributions
                     Account...........................................................  5
             2.17    Entry Date........................................................  5
             2.18    Family Member.....................................................  5
             2.19    Funds.............................................................  6
             2.20    Highly Compensated Employee.......................................  6
             2.21    Inactive Participant..............................................  7
             2.22    Leave of Absence..................................................  7
             2.23    Limitation Year...................................................  7
             2.24    Matching Contribution Account.....................................  7
             2.25    Military Absence..................................................  7
             2.26    Net Income........................................................  7
             2.27    Non-highly Compensated Employee...................................  8
             2.28    Owner-Employee....................................................  8
             2.29    Participant.......................................................  8
             2.30    Plan..............................................................  8
             2.31    Plan Administrator................................................  8
             2.32    Plan Year.........................................................  8
             2.33    Rollover Contribution Account.....................................  8

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             2.34    Qualified Non-elective Contributions..............................  8
             2.35    Self-Employed Individual..........................................  9
             2.36    Service...........................................................  9
             2.37    Shareholder-Employee..............................................  9
             2.38    Social Security Taxable Wage Base.................................  9
             2.39    Sponsoring Organization...........................................  9
             2.40    Transferred Contributions Account.................................  9
             2.41    Total Disability..................................................  9
             2.42    Trust or Trust Fund..............................................  10
             2.43    Trust Agreement..................................................  10
             2.44    Trustee..........................................................  10
             2.45    Valuation Date...................................................  10

SECTION 3            SERVICE PROVISIONS...............................................  10
             3.1     Total Service....................................................  10
             3.2     Service for Participation........................................  10
             3.3     Break in Service.................................................  11
             3.4     Aggregation of Years of Service for
                     articipation.....................................................  11
             3.5     Service for Vesting..............................................  12
             3.6     Aggregation of Years of Service for
                     Vesting..........................................................  12
             3.7     Hour(s) of Service...............................................  12

SECTION 4            PARTICIPATION....................................................  14
             4.1     Eligibility......................................................  14
             4.2     Compensation During Absence or in Year
                     of Retirement, Disability or Death  .............................  15
             4.3     Contribution in Year of Termination of
                     Employment.......................................................  15
             4.4     Election Not to Participate -
                     Withdrawal from Participation....................................  15
             4.5     Reparticipation..................................................  15
             4.6     Suspension From Participation....................................  16

SECTION 5            COMPENSATION.....................................................  16
             5.1     Compensation - Participation on

                     Effective Date...................................................  16
             5.2     Compensation - Participation
                     Subsequent to Effective Date.....................................  17
             5.3     Other Years of Participation.....................................  17
             5.4     Compensation - Year of Termination of
                     Employment or Withdrawal from

                     Participation ...................................................  17
             5.5     Compensation - Leave of Absence,
                     Retirement, Disability or Death..................................  17

SECTION 6            CONTRIBUTIONS TO THE PLAN........................................  18
             6.1     Savings Plan.....................................................  18

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             6.2     Company Contributions............................................  26
             6.3     Payroll Deduction................................................  27
             6.4     Payment of Contributions.........................................  27
             6.5     Delay in Payments................................................  27
             6.6     Overall Limitation of Contribution...............................  27
             6.7     Maximum Limitation - More Than One
                     Type of Plan.....................................................  33
             6.8     Reduction of Contributions or
                     Benefits.........................................................  35
             6.9     Aggregation of Plans.............................................  36
             6.10    Distribution of Excess Deferrals.................................  36
             6.11    Distribution of Excess Contributions.............................  37
             6.12    Distribution of Excess Aggregate
                     Contributions....................................................  38
             6.13    Allocation of Forfeitures........................................  40
             6.14    Distributions upon Plan Termination..............................  40
             6.15    Distributions upon Sale of Assets................................  40
             6.16    Distributions upon Sale of Subsidiary............................  40

SECTION 7            PARTICIPANTS' ACCOUNTS, INVESTMENT
                     FUNDS, ALLOCATION OF ASSETS AND
                     CONTRIBUTIONS  ..................................................  41
             7.1     Furnishing of Schedules..........................................  41
             7.2     Separate Accounts for Participants...............................  41
             7.3     Investment Designation...........................................  41
             7.4     Investment Distributions, Voting and
                     Registration.....................................................  42
             7.5     Allocation of Participants' Elective
                     Deferrals........................................................  42
             7.6     Allocation of Company Contributions..............................  43
             7.7     Valuation of the Plan............................................  44
             7.8     Allocation of Plan Assets........................................  44
             7.9     Distribution.....................................................  45
             7.10    Contributions - Terminated or
                     Withdrawn Participants...........................................  45

SECTION 8            DISTRIBUTIONS....................................................  46
             8.1     Retirement Dates.................................................  46
             8.2     Methods of Payment Upon Retirement...............................  46
             8.3     Methods of Payment from a Transferee
                     Account Upon Retirement..........................................  47
             8.4     Death Benefits...................................................  53
             8.5     Disability Retirement............................................  53
             8.6     Beneficiary Designation..........................................  54
             8.7     Vesting and Other Termination of
                     Employment.......................................................  54
             8.8     Former Participant...............................................  55
             8.9     Segregated Accounts..............................................  57

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             8.10    Discharge of Trustee's Obligation to
                     Make Payments....................................................  58
             8.11    Payment of Benefits - Timing.....................................  58
             8.12    Incapacity.......................................................  60
             8.13    Proof of Claim...................................................  60
             8.14    Hardship Withdrawal..............................................  60
             8.15    Loans............................................................  61
             8.16    Withdrawal of Employee After-Tax
                     Contributions....................................................  62
             8.17    Direct Rollovers.................................................  63
             8.18    Attainment of Age 59-1/2.........................................  64

SECTION 9            SERVICE PROVIDERS AND ALLOCATION OF
                     RESPONSIBILITIES.................................................  64
             9.1     Service Providers................................................  64
             9.2     Allocation.......................................................  64
             9.3     No Joint Service Provider
                     Responsibilities.................................................  75
             9.4     Advisor to Service Provider......................................  75
             9.5     Service in Multiple Capacities...................................  75

SECTION 10           ADMINISTRATION OF THE PLAN.......................................  76
             10.1    Appointment of Plan Administrator................................  76
             10.2    Powers of the Plan Administrator.................................  76
             10.3    Duties of the Plan Administrator.................................  76
             10.4    Action by the Plan Administrator.................................  77
             10.5    Discretionary Action.............................................  77
             10.6    Compensation and Expenses of Plan
                     Administrator....................................................  77
             10.7    Reliance on Others...............................................  77
             10.8    Self Interest....................................................  77
             10.9    Personal Liability - Indemnification.............................  78
             10.10   Insurance........................................................  78
             10.11   Claims Procedures................................................  79
             10.12   Claims Review Procedures.........................................  79

SECTION 11           AMENDMENT AND TERMINATION........................................  80

             11.1    General..........................................................  80
             11.2    Termination of Plan..............................................  81
             11.3    Liquidation of Plan Assets in the
                     Event of Termination or Partial
                     Termination .....................................................  81
             11.4    Partial Termination..............................................  81
             11.5    Solely for Benefit of Participants,
                     Terminated Participants and their
                     Beneficiaries ...................................................  82

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             11.6    Successor to Business of the Company ............................  82
             11.7    Merger, Consolidation and Transfers..............................  82
             11.8    Revocability.....................................................  83

SECTION 12           TOP HEAVY PROVISIONS.............................................  83

             12.1    Top Heavy Requirements...........................................  83
             12.2    Determination of Top Heavy Status................................  83
             12.3    Specific Top Heavy Provisions....................................  86
             12.4    Top Heavy Definitions............................................  89

SECTION 13           MISCELLANEOUS PROVISIONS.........................................  91

             13.1    Spendthrift Provision............................................  91
             13.2    Rollover Amounts.................................................  91
             13.3    Plan to Plan Transfers...........................................  92
             13.4    Amendment of Vesting Schedule....................................  92
             13.5    Plans for Owner-Employees........................................  93
             13.6    Construction.....................................................  94
             13.7    Impossibility of Performance.....................................  94
             13.8    Dissolution of the ..............................................  94
             13.9    Definition of Words..............................................  94
             13.10   Titles...........................................................  94

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                                    SECTION 1

                                     Purpose

1.1      Purpose

         The purpose of this Plan is threefold:

         a.     To encourage the habit of savings

         b. To permit Employees to share in the profits of the Company

         c. To provide retirement income to eligible Employees from both their own savings and Company contributions and earnings thereon.

1.2      Exclusive Benefit of Employees

         This Plan has been adopted for the exclusive benefit of eligible Employees and their Beneficiaries and should, so far as possible, he interpreted in a manner consistent with such purpose. All benefits payable under the Plan shall be paid or provided for solely from the Trust Agreement held by the Trustee, and the Company assumes no liability or responsibility therefor.

1.3      Intent

         It is the intent of the Company in establishing this Plan that it qualify under Section 401 and, Section 401(k) of the Internal Revenue Code of 1986, as amended.

1.4      Plan Not Employment Contract

         The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Company and any Employee or Participant, and nothing herein contained shall be deemed to give to any Employee or Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee or Participant at any time.



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                                    SECTION 2

                                   Definitions

The following words and phrases as used herein shall have the meanings specified below and shall be interpreted as stated in this Section unless the context otherwise requires:

2.1 "Accounts" shall mean the Elective Deferral Account, Discretionary Contribution Account, Matching Contribution Account, Employee After-tax Contributions Account, Transferred Contribution Account and Rollover Contributions Account.

2.2 "Adoption Agreement" shall mean the document setting forth the specific provisions of the Company's participation in the Plan which, when executed, along with the Basic Document shall constitute the Plan.

2.3 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary shall prescribe.

2.4 "Affiliated Employer" shall mean the Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; and trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code,with such entity to be considered an Affiliated Employer under the Plan (i) during such period of affiliated status, and (ii) to extent specifically provided in the Plan, during any period preceding a period of affiliated status.

2.5 "Basic Plan" shall mean the underlying plan document and Trust Agreement setting forth the essential features of the Plan.

2.6 "Beneficiary" shall mean the person designated by the Participant to receive any amount payable under the Plan on the death of the Participant, as more fully set forth in Section 8.6 hereof.

2.7      "Board" shall mean the Board of Directors of the Company.

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2.8      "Code" shall mean the Internal Revenue Code of 1986 and
         amendments thereto.

2.9      "Company" shall mean Lazare Kaplan International.

2.10 "Compensation" shall mean Earned income as defined in Section 2.12 for a Self-Employed Individual, and for any other Employee shall mean wages as defined in Code Section 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)), paid by the Company to the Participant during the calendar year ending with or within the Plan Year, except for any amounts excluded in Section 6 of the Adoption Agreement. For years beginning after December 31, 1988, compensation shall not exceed the first $200,000 as adjusted for changes in the cost-of-living as provided in section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a plan determines compensation on a period of time that contains fewer than 12 calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period beings multiplied by the ratio obtained by dividing the number of full months in the period by 12. Compensation shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) and 403(b) of the Code.

         In determining the compensation of a Participant for purposes of the $200,000 limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level, if this Plan provides for permitted disparity,) the limitation shall he prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after

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         January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

2.11 "Discretionary Contribution Account" shall mean the contributions to the Trust made by the Company in accordance with Section 6.2(b), and the earnings thereon.

2.12 "Earned Income" shall mean the net earnings from self- employment in the trade or business with respect to which the Plan is established for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Company to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Company by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.13 "Effective Date" with respect to the Company shall be the day specified by the Company in Section 2.E of the Adoption Agreement.

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2.14     "Elective Deferral Account" shall mean contributions made to the Plan by the Company at the election of the Participant pursuant to Section 6.1(a), or at the discretion of the Company in accordance with Section 6.2(c), and the earnings thereon.

2.15 "Employee" shall mean a person employed (as a common law employee) by the Company. The term "Employee" shall include leased employees within the meaning of Section 414- (n)(2) of the Code and any individual considered an employee under Code Section 414(o).

         The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan provided: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under
         Section 125, Section 402(a)(8), Section 402(h) of Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

2.16 "Employee After-tax Contributions Account" shall mean contributions to the Trust made by a Participant pursuant to Section 6.1(b), and the earnings thereon.

2.17 "Entry Date" shall mean the first day of the month specified by the Company in Section 2.G of the Adoption Agreement.

2.18     "Family Member" shall mean an individual described in
         Section 414(q)(6) of the Code.

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2.19     "Funds" shall mean registered investment company (mutual fund) shares made available through the Sponsoring Organization for plans using the Fidelity Master Plan for Savings and Investments. If selected by the Company in its Adoption Agreement, the term "Fund" shall also he deemed to include: (a) a group annuity contract issued by a legal reserve life insurance carrier, (b) certificates of deposit and (c) a bank commingled fund.

2.20 "Highly Compensated Employee" shall include highly compensated active Employees and highly compensated former Employees.

         A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (i) received compensation from the Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);
         (ii) received compensation from the in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term highly compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employee during the determination year, and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

         It no officer has satisfied the compensation of (iii) above during either (iii) determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

         A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the during the determination year, and was a highly compensated active Employee for either the separation year of any determination year ending on or after the Employee's 55th birthday.

         If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an

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         active or former Employee or a highly compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Company during such year, then the family member and the 5 percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits of the family member and 5 percent owner or top-ten highly compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a highly compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

2.21 "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the Plan.

2.22 "Leave of Absence" shall mean any absence from work which shall have been approved by the Company of the Employee under uniform rules and regulations.

2.23 "Limitation Year" shall mean the 12 consecutive month period which corresponds with the Plan Year unless the Company specifies otherwise in the Adoption Agreement.

2.24 "Matching Contribution Account" shall mean any contribution to the Plan made by the and allocated to a Participant's account by reason of a Participant's Elective Deferrals and/or Employee After-tax Contributions, pursuant to Section 6.1(f)(ii)(f), and the earnings thereon.

2.25 "Military Absence" shall mean absence for any period of military service with the Armed Forces of the United States provided that the Employee return to Employment with the within the period during which the would be required to reemploy the Employee under federal law.

2.26 "Net Income" shall mean either (i) the net income as shown by the 's books computed in accordance with generally accepted accounting principles, before deducting federal income taxes and taxes imposed by any state or county measured in whole or in part by income and before deducting

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         the annual contribution to the Plan or (ii) accumulated net income as so determined by the 's accountant.

2.27 "Non-highly Compensated Employee" shall mean an Employee of the who is neither a Highly Compensated Employee nor a Family Member.

2.28 "Owner-Employee" shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

2.29 "Participant" shall mean any Employee of the who becomes a participant in accordance with Section 4 hereof.

2.30 "Plan" shall mean the completed Adoption Agreement executed by the Company and the Company and the Basic Document.

2.31 "Plan Administrator" shall mean the "Administrator" designated in accordance with Section 10.

2.32     "Plan Year" shall mean the 12-month period specified by the Company in
         Section 2.D of the Adoption Agreement.

2.33 "Rollover Contribution Account" shall mean amounts contributed by a Participant in accordance with Section 13.2, and the earnings thereon.

2.34 "Qualified Non-elective Contributions" shall mean contributions made by the Company in accordance with Section 6.2, who have elected the 401(k) feature in Section 2.C of the Adoption Agreement, that a Participant may not elect to receive in cash until distributed from the Plan; which are 100 percent vested and nonforfeitable when made; and which are not distributable under the terms of the Plan to Participants or their beneficiaries earlier than the earlier of:

         (i) separation from service, death, or disability of a Participant;

         (ii) termination of the plan without the establishment of another defined contribution plan;

         (iii) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code
                  Section 409(d)(2)) used in the trade or business of such corporation if such corporation continues to maintain this plan after the disposition, but only with respect to the employees

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                  who continue employment with the corporation acquiring
                  such assets; or

         (iv) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this plan, but only with respect to employees who continue employment with such subsidiary.

2.35 "Self-Employed Individual" shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also as individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

2.36 "Service" for purposes of this Plan document shall be governed by the rules and definitions set forth in Section 3.

2.37 "Shareholder-Employee" shall mean any officer or employee of an Electing Small Business Corporation within the meaning of Section 1362 of the Code, who owns (or is considered as owning under Section 318(a)(1) of the Code) on any day during a taxable year of the more than 5% of the outstanding stock of the Company.

2.38 "Social Security Taxable Wage Base" shall mean the maximum amount considered as wages under Section 312(a)(1) of the Code on the first day of the Plan Year.

2.39     "Sponsoring Organization" shall mean Fidelity Management &
         Research Company.

2.40 "Transferred Contributions Account" refers to the amounts transferred from another qualified plan in accordance with Section 13.3, and the earnings thereon.

2.41 "Total Disability" shall mean, in the case of an Owner-Employee or a Self-Employed Individual, inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall he supported by medical evidence. In the case of any other Employee, Total Disability shall mean a Participant's permanent and total incapacity of engaging in employment for the as evidenced by the Participant's eligibility for benefits under the Company's Long Term Disability Plan, unless specified otherwise by the Company in Section 9.C of the Adoption Agreement.

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2.42     "Trust" or "Trust Fund" shall mean the fund created by the Company for purposes of investing contributions made under this Plan.

2.43 "Trust Agreement" shall mean the agreement of trust incorporated in this Plan entered into between the Company and the Trustee, with any and all supplements and amendments thereto.

2.44 "Trustee" shall mean the Trustee in the Trust Agreement incorporated in this Plan, executed by the Company or any duly appointed successor trustee or trustees.

2.45 "Valuation Date" shall mean the close of business on the last day of each quarter of the Plan Year unless specified otherwise by the Company in Section 2.F of the Adoption Agreement.

2.46     "Year of Vesting Service" shall be as defined in Section 3.5.

In addition to the foregoing definitions, other terms as defined in the several sections constituting the Basic Plan Document.

                                    SECTION 3

                               Service Provisions

3.1      Total Service

         All of an Employee's Service with the and an Affiliated Employer, as an Employee or Participant, as the case may be, shall be taken into account for purposes of the Plan except as expressly provided in this
         Section 3.

3.2      Service for Participation

         (a) For purposes of Section 4, the term "Year of Service" or "Year of Service for Participation" means a 12-month period beginning on the Employee's Employment Commencement Date, or anniversary thereof, during which an Employee completes not less than 1,000 Hours of Service. For purposes of Section 3, Employment Commencement Date means the day on which an Employee first completes an Hour of Service pursuant to Section 3.7. Service shall include service with a predecessor employer, unless specified otherwise by the Company in Section 4.B of the Adoption Agreement.

         (b) If the Employee does not complete 1,000 Hours of Service in the 12-month period commencing with his

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                Employment Commencement Date, the 12-month eligibility
                computation period shall thereafter he computed with reference to the first Plan Year beginning after the Employee's employment commencement year.

3.3      Break in Service

         An Employee, as an Employee or Participant, shall he charged with a Break in Service for any eligibility computation period during which he does not complete more than 500 Hours of Service.

3.4      Aggregation of Years of Service for Participation

         (a) In the case of an Employee who does not have any nonforfeitable right to the account balance derived from Company contributions, Years of Service before a period of consecutive 1-year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive 1-year Breaks in Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of period Breaks in Service.

         (b) If, at the time of incurring a Break in Service, an Employee does not have a nonforfeitable right to an accrued benefit, his Years of Service for Participation prior to the Break in Service shall be aggregated with his Years of Service for Participation subsequent to the Break in Service to determine his eligibility to participate in the Plan.

         (c) After a Break in Service or upon reemployment following termination of employment that resulted in a Break in Service, the following rules shall apply:

                (i) If an Employee's Years of Service for Participation are disregarded pursuant to subparagraph 3.4(a), above, Service shall be determined in accordance with Section
                        3.2 as if he were a new Employee as of the date the Break in Service terminated.

                (ii) If an Employee's Years of Service for Participation are not disregarded, pursuant to subparagraph 3.1(h) above, his prior Service shall he counted immediately as of the date the Break in Service terminated.

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3.5      Service for Vesting

         For purposes of vesting, the term "Year of Service" means a 12-month period (as defined in Section 5.B of the Adoption Agreement) during which an Employee completes not less than 1,000 Hours of Service. For purposes of determining Breaks in Service, the computation period shall also be as specified in Section 5.B of the Adoption Agreement.

3.6      Aggregation of Years of Service for Vesting

         In the case of a Participant who has five (5) consecutive 1-year Breaks in Service, all Years of Service after such Breaks in Service will be disregarded for the purpose of vesting the -derived account balance that accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the -derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

         In the case of a Participant who does not have five (5) consecutive 1-Year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break
         Company-derived account balance.

3.7      Hour(s) of Service

         For purposes of Sections 3.2 and 3.5 (Service for Participation and Service for Vesting), an Employee, as an Employee or as a Participant, shall be credited with an Hour of Service for each hour for which:

         (a) He is directly or indirectly paid by, or entitled to payment from, the for performing duties during the appLicable 12-month period.

         (b) Back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the . These Hours of Service shall be credited with respect to the applicable 12-month period to which the award or agreement or payment pertains, rather than the 12-mo- nth period in which the award, agreement or payment is made.

         (c) He is absent from work (regardless of whether the employment relationship has terminated) with the approval of the by reason of sickness or disability of himself or his family, or on holidays military duty, authorized vacation or jury duty; provided, however, that neither periods of absence nor periods following termination of employment for which the Participant is receiving or eligible or entitled to

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

                receive worker's compensation, unemployment compensation or disability insurance benefits under the laws of any state or other unit of government shall be credited as Hours of Service for any purposes of this Plan and provided further, no Hours of Service shall be credited to an Employee for any purpose of this Plan for a payment made to the Employee, either directly or indirectly, by the which payment solely reimburses the Employee for medical or medically-related expenses incurred by him.

         (d) He is on paid Leave of Absence, provided, however, that not more than 501 Hours of Service shall he credited to an Employee for any one continuous period of Leave of Absence.

         (e) The determination of the number of Hours of Service to be credited to the member under subparagraphs (c) and (d), above, shall, in the case of hourly paid Employees, be in accordance with the provisions of paragraphs (b) and (c) of Regulations 2530.200b.2, Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, U.S. Department of Labor, which are incorporated herein by reference. For nonhourly paid Employees, as Employees or Members, Hours of Service shall be credited on the basis of 8 hours per day, 40 hours per week, with either 125 work days or 25 work weeks completed in an applicable 12-month period constituting 1,000 Hours of Service.

         (f) Hours of Service will be credited for employment with any Affiliated Employer as defined in Section 2.4.

         (g) Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code.

         (h) Solely for purposes of determining whether a Break in Service, as defined in Section 3.3, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day for such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such

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

                individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

         (i) An Employee or Participant shall not be credited with Hours of Service under subparagraph (a), (b), (c), (d), (e), (f), (g) and
                (h) for the same period of service.

3.8      Hours of Service for Break in Service

         For purposes of Section 3.3, in determining whether an Employee or Participant has completed more than 500 Hours of Service in any Plan Year, the Employee shall, in addition to being credited with Hours of Service pursuant to Section 3.7, be credited with Hours of Service for periods during which he is:

         (a)    on an unpaid leave of absence which is authorized by the       ;

         (b) temporarily laid off, provided, however, that no additional Hours of Service shall be credited to the Participant after 12 consecutive calendar months of layoff; or

         (c) absent due to service in the Armed Forces of the United States, provided, however, that the Participant shall have returned to Employment with the within 90 days after the termination of such service or within such longer period as his Employment rights are protected by law.

                                    SECTION 4

                                  Participation

4.1      Eligibility

         Each Employee of the on the Effective Date who has satisfied the Plan's eligibility requirements as set forth in the following sentence shall automatically be eligible to participate in this Plan. Any other Employee who belongs to the eligible class defined in Section 2.1 of the Adoption Agreement shall be eligible to participate on the Entry Date next following the completion of the age and

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

         service requirements, if any, specified in Section 4.A of the Adoption Agreement. Participation in the Plan shall commence upon receipt by the Plan Administrator of the Employee's application to participate and Elective Contribution Agreement as described in Section 6.1 and as provided for in procedures established by the Plan Administrator.

4.2      Compensation During Absence of in Year of Retirement, Disability or
         Death

         In the case of any Participant who retires, becomes disabled or dies during a Plan Year, Compensation paid or accrued to such Participant by
         the           during such Plan Year shall he included in computing
         the          's maximum contribution for such year under Section 6 and
         in any Plan Year in which such Participant is paid Compensation by the and he contributes to the Plan throughout the Plan Year he shall be included on the schedule to be furnished pursuant to Section 7.1. In no event, however, shall an Employee of the be entitled to share in the contribution of the Company in any Plan Year in which he does not receive Compensation from the Company or in which he elected not to participate in the Plan.

4.3      Contribution in Year of Termination of Employment

         If an Employee terminates employment other than by reason of death, retirement or disability retirement, his entitlement to share in any allocation of Company contributions for the Plan Year in which termination occurs shall be determined by the Company's election in
         Section 7.F of the Adoption Agreement.

4.4      Election Not to Participate - Withdrawal from Participation

         No Employee shall be required to participate in the Plan and any Participant may withdraw from participation. An Employee who does not want to participate in the Plan, or a Participant who desires to withdraw from participation, shall notify the Plan Administrator in writing of his election not to participate or of his withdrawal from participation. The election not to participate or withdrawal from participation shall he effective as soon as administratively feasible following the Participant's notification of withdrawal to the Plan Administrator.

4.5      Reparticipation

         An Employee who declined to participate or who withdrew from participation in the Plan may become an active Participant by notifying the Plan Administrator in writing of his desire to participate or reparticipate in the Plan, and by

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         furnishing the Plan Administrator with an Elective Contribution
         Agreement. Such participation shall commence or recommence on the first day of the month next following submission of a written application to the Plan Administrator pursuant to Section 4.1

         In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

         In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

4.6      Suspension From Participation

         An Employee who receives a hardship withdrawal pursuant to Section 8.14 will be suspended from participation in the Plan for a period of twelve months following the month in which the hardship distribution is made. Elective Deferrals and Employee After-tax Contributions pursuant to
         Section 6.1(a) and (b) will not be permitted during the period of the suspension. Following the period of the suspension, Maximum Elective Deferrals pursuant to Section 6.1(a) for the Employee's taxable year immediately following the taxable year of the hardship distribution will be reduced by the amount of the Employee's Elective Deferrals in the taxable year of the hardship withdrawal.

                                    SECTION 5

                                  Compensation

5.1      Compensation - Participation on Effective Date

         For purposes of the contribution by the pursuant to Sections 6.2(a) and
         (b) for the first Plan Year, the amount of Compensation earned by Employees who become Participants on the Effective Date shall be that amount of Compensation, as defined in Section 2.9, earned during the first Plan Year.

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5.2      Compensation - Participation Subsequent to Effective Date

         The amount of Compensation earned by a Participant during each Plan Year of participation shall be used to determine the maximum amount of
         the         's contribution to be allocated to his account for that
         Plan Year pursuant to Sections 6.2(a) and (b).

5.3      Other Years of Participation

         Except as provided in Section 5.4, no person shall share in the contributions pursuant to Sections 6.2(a) and (b) for any Plan Year in which he is credited with less than 1,000 Hours of Service. Notwithstanding for foregoing, if the Company elects in Section 7.F of the Adoption Agreement, each Participant shall be eligible for the matching contribution pursuant to Section 6.2(a).

5.4 Compensation - Year of Termination of Employment or Withdrawal from Participation

         If the Employment of a Participant is terminated prior to the last day of the Plan Year under circumstances other than as provided in Sections 8.1, 8.4 and 8.5, or if a Participant withdraws from participation prior to the last day of the Plan Year pursuant to Section 4.3, he shall not he entitled to share in the Company contribution for that Plan Year pursuant to Sections 6.2(a) and (b). However, if the Company elects in Section 7.F of the Adoption Agreement, each Participant shall be eligible for a matching contribution pursuant to Section 6.2(a) if he completes at least one Hour of Service in the Plan Year.

5.5      Compensation - Leave of Absence, Retirement, Disability or
         Death

         Any Participant who is on an authorized Leave of Absence or retires, becomes disabled or dies during a Plan Year shall share in the contribution pursuant to Sections 6.2(a) and (b) for the Plan Year.

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                                    SECTION 6

                            Contributions to the Plan

6.1      Savings Plan

         (a)    Elective Deferrals

                Commencing with the initial Plan Year and for each Plan Year of the thereafter, except as provided in Section 4.6, a Participant may elect to contribute from 1 to 20% of his Compensation to the Plan, if the Company has elected the 401(k) feature in Section 2.C of the Adoption Agreement, or such lesser amount if so specified by the Company in its Adoption Agreement, provided, however, no Employee shall be permitted to have Elective Deferrals made under this Plan during any calendar year in excess of $7,979 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury and no Employee who has been suspended from the Plan pursuant to Section 4.6 shall be eligible to make Elective Deferrals during the period of such suspension, provided further, that no Employee who is providing services for Lazare Kaplan (Puerto Rico) Division shall be permitted to have Elective Deferral made under the Plan in excess of the lesser of ten percent (10%) or $7,000. The Participant's election shall be included in his Elective Deferral Agreement filed with the Plan Administrator at least 20 days prior to the beginning of the Plan Year and no Elective Deferral may he made retroactively. The Elective Deferral Rate designated by the Participant shall remain in effect for the duration of the Plan Year unless elected otherwise by the Participant in accordance with procedures established by the Plan Administrator. A Participant may change his Elective Deferral Rate, which shall be effective as of the next Valuation Date each Plan Year, but not retroactively.

         (b)    Employee After-tax Contributions

                In addition to the contribution made by a Participant pursuant to the provisions of Section 6.1(a), unless the Company has specified otherwise in Section 7.B of the Adoption Agreement, each Participant may contribute an additional amount to the Plan as a voluntary Employee contribution. An election to increase, decrease or cease making Employee After-tax Contributions may be made in accordance with procedures established by the Plan Administrator and shall be effective as of the next Valuation Date following notifica-

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                tion to the Plan Administrator. However, such changes may not be made retroactively. Employee After-tax Contributions may be made by payroll deduction or by lump-sum payments, provided that: the Plan Administrator must first determine the extent to which lump-sum payments may be made; the lump-sum contribution must not he less than $100, unless specified otherwise by the Company in Section 7.C of the Adoption Agreement; and not more than one lump-sum contribution may be made during any three-month period, unless specified otherwise by the Company in its Adoption Agreement. The provision of this subsection shall be administered by the Plan Administrator in a uniform, nondiscriminatory manner.

         (c)    Limitation on Elective Deferrals

                Elective Deferrals made by a Participant pursuant to Section 6.1(a), shall be subject to the following conditions:

                The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

         (d)    Definitions

                For the purposes of this Section 6 the following definitions shall be used:

                (i) "Actual Deferral Percentage ("ADP") shall mean the ratio (expressed as a percentage), of Elective Deferrals, including Excess Deferrals of Highly Compensated Employees but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and

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                         Qualified Non-elective Contributions on behalf of the
                         Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

                (ii) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

                (iii) "Elective Deferral" shall mean contributions made to the Plan by the Company at the election of an Eligible Participant pursuant to Section 6.1(a).

                (iv) "Elective Deferral Agreement" shall mean any agreement entered into prior to the commencement of each Plan Year in which an Eligible Participant agrees to defer a portion of his Compensation as an Elective Deferral to the Plan.

                (v) "Elective Deferral Rate" shall mean the percentage of Compensation an Eligible Participant elects to defer by utilizing the Elective Deferral Agreement.

                (vi) "Eligible Participant" shall mean any Employee of the who is otherwise authorized under the terms of the Plan to have Elective Deferrals or Qualified Non-elective Contributions allocated to his account for the Plan Year, even if the Employee does not elect to make Elective Deferrals.

                (vii) "Qualified Non-elective Contributions" shall mean as defined in Section 2.35.

         (e)    Special Rules

                For purposes of this Section 6.1, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Employer Deferral Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the or an Affiliated Employer shall be

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

                determined as if all such Elective Deferrals and Qualified Employer Deferral Contribution were made under a single arrangement. If the plans in question have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                For purposes of determining the Actual Deferral Percentage of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation of such Participant shall include the Elective Deferrals, Qualified Employer Deferral Contributions and Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded as separate employees in determining the Actual Deferral Percentage both for Participants who are Non-highly Compensated Employees and those who are Highly Compensated Employees.

                The determination and treatment of the Elective Deferrals, Qualified Non-elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of Treasury.

                In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 410(k) of the Code only if they have the same Plan Year.

                For purposes of determining the ADP test, Elective Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                The shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

         (f) Limitations on Employee After-tax Contributions and Matching Employer Contributions

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                (i)      Contribution Percentage

                         The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

                (ii)     Definitions

                         (a) "Average Contribution Percentage ("ACP")" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

                         (b) "Contribution Percentage" shall mean the ratio (expressed as a percentage), of Employee After-tax Contributions and Matching Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Such Contribution Percentage amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated.

                         (c) "Eligible Participant" shall mean any employee who is eligible to make Employee After-tax Contributions or an Elective Deferral (if the takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee contribution is required as a con-

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                               dition of participation in the Plan, any Employee
                               who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Employee contributions are made.

                         (d) "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in (i) above, and "greater" is substituted for "lesser" after "two plus the" in (ii) if it would result in a larger Aggregate Limit.

                         (e) "Employee After-tax Contributions" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                         (f) "Matching Contributions" shall mean the Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee After-tax Contribution made by such Participant, or on account of a Participant's Elective Deferral under a plan
                               maintained by the           .

                (iii)    Special Rules

                         For purposes of this subsection (f), the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions, or to receive Matching Contributions, Qualified Non-elective Contributions or Elective Deferrals allocated to his account under two or more plans or arrangements described in Section 401(a) or the Code or arrangements described in Section 401(k) of the Code that are maintained by the or an Affiliated Employer shall be determined as if all such contributions and Elective Deferrals were a

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

                         single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.


                         In the event that this Plan satisfies the requirements of Sections 401(a)(4), 401(m) and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4), 401(m) and 410 (b) of the Code only if aggregated with this Plan, then this subsection (f) shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                         For purposes of determining the Contribution Percentage of an Eligible Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Employee After-tax Contributions, Matching Contributions (including forfeitures allocated to Matching Contributions Account) and Compensation of such Participant shall include the Employee After-tax Contributions, Matching Contributions and Compensation of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                         The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                         If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with

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

                         such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

                         "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. If so elected in the Adoption Agreement the may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ADP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

                         For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                         The shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

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

         (g) Notwithstanding any provision to the contrary in the Plan, any Participant performing services for Lazare Kaplan (Puerto Rico) Division may not make Elective Deferrals, Matching Contributions, and/or After Tax contributions that exceed the limitations set forth in Section 6.1(c) and (f) calculated in accordance with the provisions of Sections 6.1(c) through (f) provided, however, that for purposes of calculating such limitations for this Section 6.1(g) Highly Compensated Employees for the Plan Year shall mean those Employees performing services for Lazare Kaplan (Puerto Rico) Division whose compensation as reported on Form W-2 for the Plan Year places them in the highest compensated one third of all Employees performing services for Lazare Kaplan (Puerto Rico) Division for the Plan Year, and Non-highly Compensated Employees shall be those Employees performing services for Lazare Kaplan (Puerto Rico) Division who are not "Highly Compensated Employees," within the meaning of "Highly Compensated Employees" set forth in this
                Section 6.1(g).

         (h) A Participant may not make withdrawals from his Elective Deferral Account prior to Early Retirement Date or Normal Retirement Date, except in the event of hardship, attainment of age 59-1/2, termination of employment, death or disability as described in Section 8.

         (i) All Elective Deferrals made by Participants shall be transferred to the Trustee not later than 90 days following the applicable payroll period.

6.2      Company Contributions

         (a) For each Plan Year, the Company shall make Matching Contributions to the Trust on behalf of each Participant in relation to the Participant's Elective Deferrals and Employee After-tax Contributions for the Plan Year, based on the formula, if any, elected by the Company in Section 7.D of the Adoption Agreement.

         (b) The may each year in its discretion contribute to the Trust an additional amount out of its Net Income. Such Discretionary Contributions shall be allocated to the accounts of Plan Participants who are Employees of the Company on the basis elected in Section 7.G of the Adoption Agreement.

         (c) In addition, the may each year in its discretion contribute to the Trust Qualified Non-elective Contributions for Non-Highly Compensated Employees of the Company in such amounts as may be necessary to satisfy

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

                the requirements of Section 6.1(c) for the Plan Year, if the Company has elected the 401(k) feature in Section 2.C of the Adoption Agreement.

6.3      Payroll Deduction

         Participants' contributions shall be effected by payroll deductions made from pay in respect of the pay period for each Participant designated by the Plan Administrator. The amount of payroll deductions so made shall be transferred to the Trustee and such amounts shall be allocated by the Trustee to each Participant's accounts when received.

         All such deductions and payments shall be reported to the Plan Administrator and shall be credited to the proper account or accounts of each Participant on the records maintained by the Plan Administrator.

6.4      Payment of Contributions

         The Company's contribution to the Plan for each Plan Year shall be made within the time required by law in order to obtain a deduction of the amount of such payment for federal income tax purposes for such Plan Year, as determined under applicable provisions of the Internal Revenue Code as now in effect or as the same may hereafter be amended.

6.5      Delay in Payments

         In the event of any delay in payment or in determination of the amount to be paid,the Company shall nevertheless pay to the Trust the contribution as determined by the Company as provided above as soon as may be practicable and any such delay shall not be considered as any modification of the Company's obligation to contribute the amount so determined.

6.6      Overall Limitation of Contribution

         For each Limitation Year, the maximum annual addition ("The Maximum Permissible amount") that may be contributed or allocated to a Participant's account under the Plan shall not exceed the lesser of the Defined Contribution Dollar Limitation or twenty-five percent (25%) of the Participant's compensation from the Company for the Limitation Year. The compensation limitation (25%) referred to in the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code Sections 415(1)(1) or 419A(d)(2).

         As used in this Section 6.6:

         (a) "Compensation" shall include a Participant's wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances), and excluding the following:

                (i) Company contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk or forfeiture;

                (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                (iv) Other amounts which received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                For any Self-Employed Individual, Compensation will mean Earned Income.

                For purposes of applying the limitations of this Section, compensation for a Limitation Year is the compensation actually paid or includible in gross income during such Limitation Year.

                Notwithstanding the above, compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not an officer, an owner, or highly compensated, and contributions made on behalf of such Participant are nonforfeitable when made.

         (b)    "annual additions" shall mean the sum of

                (i)      Company contributions,

                (ii)     Employee contributions,

                (iii)    Forfeitures, and

                (iv) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Company are treated as annual additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in
                         Section 419(e) of the Code, maintained by the Company or an Affiliated Employer are treated as annual additions to a defined contribution plan.

                For this purpose, any excess amount applied under subsections
                1.4 and 2.6 of Section 6.6(d) in the Limitation Year to reduce Company contributions will be considered annual additions for such Limitation Year.

         (c) The compensation limitation (25%) described in the first sentence of this Section 6.6 shall not apply to:

                (i) Any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the
                         Code) which is otherwise treated as an annual addition, or

                (ii) Any amount otherwise treated as an annual addition under Section 415(1)(1) of the Code.

         (d) For purposes of Section 6.6, "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year. If a short limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed $30,000 multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  _______________________________________________
                                       12

         For purposes of Sections 6.6, 6.7 and 6.8, all defined contribution plans of the Company and Affiliated Employers, terminated or not, shall be considered as one plan.

         The following subsections shall be deemed part of this Section 6.6:

         1.1 If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Company, or an individual medical account, as defined in
                Section 415(1)(2) of the Code, maintained by the Company, which provides an annual addition as defined in Section 6.6(b), the amount of annual additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Company contribution that would otherwise be contributed or allocated to the Participant's account would cause the annual additions for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the Limitation Year will equal the maximum permissible amount.

         1.2 Prior to determining the Participants actual compensation for the Limitation Year,the Company may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

         1.3 As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

         1.4 If, pursuant to subsection 1.3 or as a result of the allocation of forfeitures there is an excess amount, the excess will be disposed of as follows:

                (a) Any nondeductible voluntary Employee contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

                (b) If after the application of paragraph (a) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account will be used to reduce Company contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

                (c) If after the application of paragraph (a) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company contributions (including allocation of any for feitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                (d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before the Company or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

         2.1 This subsection applies if, in addition to this Plan maintained by the Company, the Participant is covered under another qualified master or prototype defined contribution plan, a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Company during any Limitation Year. The annual additions which may be credited to a Participant's account under this Plan for any such Limitation Year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant account under the other plans and welfare benefit funds for the same Limitation Year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Company are less than the maximum permissible amount and the Company contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the annual additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

         2.2 Prior to determining the Participant's actual compensation for the Limitation Year,the Company may determine the maximum permissible amount for a Participant in the manner described in subsection 1.2.

         2.3 As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

         2.4 If, pursuant to subsection 2.3 or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

         2.5 If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                (a) the total excess amount allocated as of such date, times

                (b) the ratio of (i) the annual additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total annu-al additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

         2.6 Any excess amount attributed to this Plan will be disposed in the manner described in subsection 1.4.

         3.1 If the Participant is covered under another qualified defined contribution plan maintained by the Company which is not a master or prototype plan, annual additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with subsections 2.1 though
                2.6 as though the other plan were a master or prototype plan unless the Company provides other limitations in Section 12 of the Adoption Agreement.

         3.2 For purposes of these sub-sections, the term "excess amount" refers to the excess of the Participant's annual additions for the Limitation Year over the Maximum Permissible Amount.

6.7      Maximum Limitation - More Than One Type of Plan

         The sum of a Participant's defined benefit fraction and his defined contribution fraction shall not exceed 1.0 for any Plan Year. The defined benefit plan fraction for any Plan Year is a fraction (a) the numerator of which is the projected annual benefit under all the defined benefit plans (whether or not terminated) maintained by the Company of the Participant for the Plan Year (determined as of the close of the year), and (b) the denominator which is the lesser of (i)
         1.25 multiplied by the maximum benefit allowable under Section 415(b)(1)(A) of the Code or (ii) 1.4 multiplied by the average compensation for the three consecutive Years of Service with the Company that produces the highest average. A Year of Service with the Company is the 12-consecutive month period defined in Section 5.B of the Adoption Agreement.

         For purposes of this Section, projected annual benefit shall mean an annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

         (a) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

         (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

         The defined contribution fraction for any Plan Year is a fraction (a) the numerator of which is the sum of the annual additions to the Participant's account under a defined contribution plan, whether or not terminated (including non-deductible contributions to a defined benefit plan, whether or not terminated and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Company) as of the close of the Plan Year and (b) the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service (i) 1.25 multiplied by the dollar amount determined under Section 6.6 hereof, or
         (ii) 1.4 multiplied by the amount which may be taken into account determined under the percentage limitation described in Section 6.6 hereof.

         Notwithstanding the above, if the Participant was a Participant in one or more defined benefit plans maintained by the Company which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 as in effect at the end of the 1982 Limitation Year. For purposes of this paragraph, a master or prototype plan with an opinion letter issued before January 1, 1983, which was adopted by the Company on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

         If the Employee was a participant in one or more defined contribution plans maintained by the Company which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
         1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before

         January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this article became effective to any plans of the Company in existence on July 1, 1982. For purposes of this paragraph, a master or prototype plan with an opinion letter issued before January 1, 1983, which is adopted by the Company on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

         Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
         Section 415 for all Limitation Years beginning before January 1, 1987.

         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

6.8      Reduction of Contributions or Benefits

         (a) If a Participant is also a member of another defined contribution plan maintained by the Company and contributions to all such plans, when taken together, exceed the maximum annual addition permitted under Section 6.6, a reduction in contributions shall be made to one of the plans, as specified by the Company in Section 12.A of the Adoption Agreement, so that the limitation on contributions shall not be exceeded.

         (b) If retirement income is payable to a Participant under one or more defined contribution plans and one or more defined benefit plans of the Company, the annual amount of retirement income payable to a Participant at any date shall be reduced in a manner specified by the Company in Section 12.A of the Adoption Agreement.

6.9      Aggregation of Plans

         For purposes of Sections 6.6, 6.7, and 6.8, all Employees of the Company and other corporations which are members of a controlled group of corporations, within the meaning of Section 1563(a) of the Internal Revenue Code, without regard to Section 1563(a)(4) and (e)(3)(c), and as modified by Section 415(h), and all Employees of trades and business, whether or not incorporated, which are under control with the Company, and of any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o), shall be treated as employed by a single employer, under regulations prescribed by the Secretary of the Treasury or his delegate.

6.10     Distribution of Excess Deferrals

         Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15 to Participants who claim such Allocable Excess Deferral Amounts for the preceding calendar year.

         The Participant's claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangement described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

         The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Deferrals for the Plan Year.

         Excess Deferral Amounts shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferral Amounts is the sum of: (1) income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction the numerator of which is such Participant's Excess Deferral Amounts for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         "Excess Deferral Amounts" shall mean those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Deferral Amounts shall be treated as annual additions under the Plan.

6.11     Distribution of Excess Contributions

         Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

         If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten
         (10) percent excise tax will be imposed on the Company maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(g)(6) of the Code in the manner prescribed by the regulations. Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

         Excess contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contribu-

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

         tions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Elective deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations by the amount of Excess Deferrals distributed to the Participant; shall if there is a loss allocable to the Excess Contributions in no event be less than the lesser of the Participant's account under the Plan or the Participant's Elective Deferrals and Qualified Employer Deferral Contributions for the Plan Year.

         Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Contribution account.

         "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

         (a) The aggregate amount of Company contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

6.12     Distribution of Excess Aggregate Contributions

         Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the

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

         terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts Employee Contributions or Matching Contributions, if applicable to the Company's Plan, were allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

         Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's Employee Contribution account, Matching Contribution account, Qualified Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-elective Contribution account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         The Excess Aggregate Contributions to be distributed to the Participant shall be adjusted for income and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's employee After-tax Contributions and Matching Contributions for the Plan Year.

         Excess Aggregate Contributions shall be forfeited, if forfeitable of distributed on a pro-rata basis from the Participant's Employee After-tax Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-elective Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-elective Contribution account or Elective Deferral Account, or both).

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

         "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

         (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 6.10 and then determining Excess Contributions pursuant to Section 6.11.

6.13     Allocation of Forfeitures

         Any amounts forfeited by Highly Compensated Employees under Section
         6.12 shall be:

         (i) Allocated to Non-Highly Compensated Employees pursuant to the formula elected by the Company in Section 7.G of the Adoption Agreement; and

         (ii)   Treated as annual additions for such Participants under Section
                6.6 of this Plan.

6.14     Distributions upon Plan Termination

         Participant Accounts, and income attributable thereto, shall be distributed to Participants or their beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Company nor an Affiliated Employer maintains a successor plan.

6.15     Distributions upon Sale of Assets

         All Participant Accounts, and income attributable thereto, shall be distributed to Participants as soon as administratively feasible after the sale to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Company in the trade or business in which the Participant is employed.

6.16     Distributions upon Sale of Subsidiary

         All Participant Accounts, and income attributable thereto, shall be distributed as soon as administratively feasible after the sale to an entity that is not an Affiliated

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

         Employer, of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.

                                    SECTION 7

                    Participants' Accounts, Investment Funds,
                     Allocation of Assets and Contributions

7.1      Furnishing of Schedules

         On the effective Date and not later than the beginning of each Plan Year thereafter, the Plan Administrator shall update its records with the names of each of the Employees and such other information as may be required to determine which Employees became Participants during the past Plan Year. As soon as practicable after the end of each Plan Year, the Plan Administrator shall develop a schedule showing the name of each Employee who is a Participant for all or part of such Plan Year, including the names of each Participant, described in Section 4.1, and all such other data as may e required for the purpose of allocating contributions, investment earnings and forfeitures hereunder, including the Participant's Elective Deferral and the amount of his Compensation. The Plan Administrator shall furnish such information to the recordkeeper as may be necessary for the recordkeeper to discharge its responsibilities under this Plan.

7.2      Separate Accounts for Participants

         The Plan Administrator shall create and maintain separate accounts for each Participant. (Such accounts shall be primarily for accounting purposes and shall not restrict the Trustee in investing Plan assets as a single fund.) The account of each Participant shall reflect a separate record of his contributions made pursuant to Sections 6.1(a) and 6.1(b) and a separate record of the Company's total contributions made pursuant to Section 6.2 and allocable to each Participant's account.

7.3      Investment Designation

         Unless the Company has elected to direct Plan investments as determined in Section 3.A of the Adoption Agreement each Participant, at the time of making written application to participate in the Plan shall have the right to direct the investment of his Accounts among Funds made available by the Company pursuant to Sections 3.B and 3.C of the Adoption Agreement. The amount which may be allocated to each

         Fund shall be determined by the Company's election in Section 3.D of the Adoption Agreement. Each Participant shall have the opportunity to change the investment of his or her accounts during each Plan Year according to the Company's election in Section 3.D of the Adoption Agreement.

7.4      Investment Distributions, Voting and Registration

         (a) Distribution on Investments. All dividends on securities or mutual fund shares and capital gains or other distributions received on any such investments credited to Participant's accounts will be reinvested in securities or mutual fund shares in full and fractional shares of the same investment at the price determined as provided. The shares so received or purchased upon such reinvestment will be credited to such accounts. If any dividends or capital gains or other distributions may be received on such securities or mutual fund shares at the election of the shareholder in additional securities, shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional securities or mutual fund shares, whichever is applicable.

         (b) Voting on Securities or Mutual Fund Shares. Subject to any requirements of applicable law, the Trustee will deliver to the Participants the copies of any notices of shareholders meetings, proxies and proxy-soliciting materials, prospectuses and the annual or other reports to shareholders, with respect to securities or mutual fund shares held in the Trust Fund. The Trustee shall act in accordance with directions received from such Participants or the Company, as the case may be, with respect to matters to be voted upon by the shareholders of such securities or mutual fund shares. Such directions must be in writing on a form approved by the Trustee, signed by the Participant or the Company and delivered to the Trustee within the time prescribed by it. If the Trustee receives no written directions with respect to such securities or mutual fund shares, the Trustee will not vote such securities or mutual fund shares.

         (c) Registration of Securities or Mutual Fund Shares. All securities or mutual fund shares shall be registered in the name of the Trustee or its nominee.

7.5      Allocation of Participants' Elective Deferrals

         The total market value of each Participant's contributions shall be allocated to his account and shall at all times he

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

         nonforfeitable, but subject, nevertheless, to change in value resulting from investment experience.

7.6      Allocation of Company Contributions

         (a) After the Trustee has been notified of the total contribution to be made by the Company for any Plan Year, the account balances of the Participants shall be adjusted as provided in Section 7.8, and the Plan Administrator shall allocate Company contributions among Participants of the Company based on the Company's elections in Sections 7.D and 7.G of the Adoption Agreement. The Plan Administrator shall determine the vested portion of each Participant's Matching Contribution Account and Discretionary Contribution Account according to the election(s) in Section 5 of the Adoption Agreement.

         (b) Forfeitures shall be allocated to those Participants entitled to an allocation of Matching Contributions or other Company contributions for the Plan Year in which the forfeiture occurs. Forfeitures shall be allocated to such Participants based on the Company's election in Section 10 of the Adoption Agreement. For purposes of this Section 7.6, "forfeitures" shall mean those nonvested amounts allocated to Participants' accounts that would have been applied, if forfeited, to reduce Matching Contributions or other Company contributions under the Plan.

         (c) Forfeitures allocated to the account of a Participant during the Plan's Limitation Year under this Section 7.6 shall be treated as an annual addition for such Limitation Year for purposes of Sections 6.6 and 6.7 of this Plan. If, after reallocation, there remains an amount that cannot be allocated to the accounts of Participants, such excess shall be held unallocated in a suspense account, and shall be allocated and reallocated among the accounts of Participants (subject to the limitations of Section 415(c)(1) of the Code) before any Company Contributions, including Matching Contributions, or Employee Contributions may be made to the Plan for the succeeding Limitation Year.

                If, at any time during the Limitation Year, a suspense account is in existence pursuant to this Section 7.6(c), investment gains and losses and other income shall be allocated to the suspense account, and the entire amount allocated to the Participants from such suspense account shall be considered as an annual addition for purposes of Section 415(c)(1) of the Code. Upon termination of the plan, unallocated

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

                amounts in the suspense account shall, notwithstanding any other provision of this Plan, revert to the Company.

7.7      Valuation of the Plan

         As of the end of each Plan Year and as of any other date which the Plan Administrator in its discretion may direct, the Plan Administrator shall determine the net worth of the Plan by evaluating all of its posted assets and liabilities as of that date, excluding from the posted assets in the case of each valuation as of the end of each Plan Year then ending, all amounts segregated into the separate accounts for terminated or withdrawn Participants and amounts representing the contributions of Participants for the current Plan Year. Each date as of which the net worth of the Plan is determined is hereinafter referred to as a Valuation Date. There shall be included as of the Valuation Date, without implied limitation, income on hand, income accrued, dividends payable but not received, and unvested cash, whether income or principal; and there shall be deducted as of the Valuation Date, without implied limitation, liabilities accrued. A determination by the Plan Administrator of the net worth of the Plan or any component thereof shall be conclusive and binding upon all persons. In discharging its obligations and responsibility under this Section 7.7 and under Section 7.8, the Plan Administrator shall obtain such information from the Trustee as is necessary or desirable.

7.8      Allocation of Plan Assets

         The total net worth of each of the investment funds of the Plan as determined on each Valuation Date shall be compared with the total of all amounts standing to the credit of the accounts of all Participants in each of the investments funds in the Plan as of the last day of each Plan Year, regardless of when paid to the Trustee. As of each Valuation Date, the Plan Administrator shall:

         (a) First, charge to the proper accounts all payments and distributions made from Participants' accounts since the last preceding Valuation Date that have not been charged previously, as provided in Section 7.9, including any loans under Section 8.15.

         (b) Second, charge the Participants' accounts for any forfeitures occurring since the last preceding Valuation Date.

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

         (c) Third, allocate one-half of the Participant's Elective Deferrals since the last Valuation Date to his Elective Deferral Account.

         (d) Fourth, adjust the net credit balances in Participants' accounts upward or downward, pro rata, according to the net credit balances taking into account the charges and credits in steps
                (a) and (b) above so that the totals of the net credit balances will equal the then adjusted net worth of the Trust Fund.

         (e) Fifth, allocate the other one-half of the Participant's Elective Deferrals since the last Valuation Date to his Elective Deferral Account.

         (f) Sixth, allocate the principal and interest credited to any loan account as provided in Section 8.15.

         (g) Seventh, allocate any income, loss, appreciation or depreciation attributable to a separate investment of a Rollover Contribution Account pursuant to Section 13.2 or a Transferred Contributions Account pursuant to Section 13.3.

         (h) Finally, if the Valuation Date is coincident with the end of the Plan Year, allocate and credit the Company Matching Contributions and Qualified Non-elective Contributions and forfeitures (as described in Section 6.1(d)), if any, that are to be allocated and credited as of that date in accordance with
                Section 7.6.

7.9      Distribution

         Whenever any distribution shall be made to or in behalf of a Participant in accordance with the provisions of Section 8, his Accounts shall be charged with the amount of such distribution. Whenever part or all of the amount standing to the credit of a Participant's Accounts is to be segregated into a separate account for a terminated Participant, the Account shall be charged with the amount so applied or segregated.

7.10     Contributions - Terminated or Withdrawn Participants

         As provided in Section 5.4, the Accounts of terminated or withdrawn Participants shall not share in Company contributions, unless, pursuant to Section 4, the Employees once again become Plan Participants.

                                    SECTION 8

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

                                  Distributions

No money or other property of the Trust shall be paid out or distributed by the Trustee except (a) for the purchase or other acquisition of investments; (b) for defraying the expenses, including taxes, if any, of administering the Plan and related Trust; or (c) for the purpose of making distributions to or for the account of Participants in accordance with the rules set forth below.

8.1      Retirement Dates

         A Participant may retire from active service with the Company on his Normal Retirement Date as defined in Section 9.A of the Adoption Agreement. Upon attainment of Normal Retirement Age, a Participant shall be fully vested in the value of his Accounts.

         A Participant may, on three months' written notice to the Company, elect to retire at any time on or following his Early Retirement Date as specified in Section 9.B of the Adoption Agreement. Upon satisfying the requirements for early retirement, a Participant shall be vested in the value of his Accounts in accordance with the provisions of Section
         8.7 of the Plan. If the Company elects a Service requirement in Section 9.B of the Adoption Agreement, a Participant eligible for a vested benefit under the Plan who satisfies the Service requirement for Early Retirement but terminates employment with the Company prior to satisfying the age requirement, may commence receiving such benefit upon satisfaction of the age requirement for Early Retirement.

         Any Participant who defers his retirement date beyond his Normal Retirement Date in accordance with Company personnel policy, shall continue to be a Participant for all purposes of the Plan, provided, that the interest of each Participant must be distributed commencing no later than his Required Beginning Date.

8.2      Methods of Payment Upon Retirement

         The Plan Administrator shall furnish each Participant with a complete written explanation of the terms and conditions and form of payments from the Plan at least ninety (90) days prior to the commencement of the scheduled payment of any benefits. Any distribution payment shall be made by the Trustee subject to withholding of any income or other taxes as required by law.

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

         Subject to Section 8.3, a retiring Participant may elect, in writing on a form provided by the Plan Administrator for such purpose, to receive his retirement benefit in a single lump sum payment in cash or in Fund shares.

8.3      Methods of Payment from a Transferee Account Upon Retirement

         (a) In the event that such other optional form(s) of benefit were available to the Participant under a prior qualified pension or profit sharing plan with respect to amounts allocated to a Transferee Account, the Participant may elect to receive his retirement benefits allocated to the Transferee Account:

                (1)     in periodic installments in accordance with
                        Section 8.3(e);

                (2)     as an annuity payable only for his lifetime; or

                (3) as a Qualified Joint and Survivor Annuity as defined in Section 8.3(g)(2).

         (b) If a married Participant elects a single life annuity in accordance with Section 8.3(a)(2), the Participant's vested account balance shall be paid in the form of a Qualified Joint and Survivor Annuity unless the Participant makes a Qualified Election as define din Section 8.3(g)(1).

         (c) With respect to a Participant who has a Transferee Account attributable to a qualified plan subject to the survivor annuity requirement of Code Sections 411(a)(11) and 417, the provisions of this subsection (c) shall supersede the other provisions of
                Section 8 where appropriate. Unless the Participant makes a Qualified Election as defined in Section 8.3(g)(1), a married Participant's Transferee Account will be paid in the form of a Qualified and Joint Survivor Annuity and an unmarried Participant's Transferee Account will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's vested Accounts shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

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

         (d) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the annuity starting date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                In the case of a Qualified Pre-Retirement Survivor Annuity as described in (c) above, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of a Qualified Joint and Survivor Annuity in accordance with (d) above.

                The applicable period, with respect to a Qualified Pre-Retirement Survivor Annuity, for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;
                (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after Section 8.3(f) ceases to apply to the Participant; (iv) a reasonable period ending after this article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from service before attaining age 35.

                For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii),
                (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Company

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

                the applicable period for such Participant shall be redetermined.

                For the purposes of (c) above, the election period begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

         (e) If a retiring Participant elects installment payments in accordance with Section 8.3(a)(1), payment shall be made in monthly, quarterly or other regular installments over a fixed period of time, not exceeding in the case of benefits payable upon retirement or disability, the longer of the life expectancy of the Participant or the joint life expectancy of the Participant and his designated Beneficiary. Initial payments under any installment schedule shall be set in such amounts as would complete the payment of total benefit in substantially equal payments over the period of time fixed for such payments; but the amounts of each installment may be adjusted by the Trustee following each Valuation of the Trust Fund to reflect the effect of net earnings, gains or losses credited to the Participant's Account in accordance with this Plan. Payments under any installment method shall not be subject to any mortality risk or determination, but shall be continued in all events to the Participant, his spouse or his designated Beneficiaries or, if none, his estate, until the full amount of his Account shall have been distributed; however, this sentence does not constitute any guaranty by the Plan of the sufficiency of the Account to meet all payments initially scheduled or any guaranty against the diminution in value of assets retained in the Account to meet installment obligations, whether such diminution shall occur by losses in market values, operating expenses of the Plan or any other charges properly made to such Account while any part of its assets are retained in the Trust Fund.

                The amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Tables V and VI of

                Section 1.72-9 of the Income Tax Regulations. Unless elected otherwise by the Participant (or spouse, in the case of distributions described in Section 8.3(c)) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years; however, the life expectancy of a nonspouse Beneficiary may not be recalculated. For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must provide that at least 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                The life expectancy (or joint and last survivor expectancy) shall be calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy (as defined in the paragraph immediately above) or (2) if the Participant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in the preceding paragraph above as the relevant divisor without regard to Proposed Regulations
                Section 1.401(a)(9)-2.

                For purpose of the preceding paragraph, entire interest refers to the Participant's account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account

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                balance as of dates in the valuation calendar year after the
                Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 8.4.

         (f) Payment of a single life annuity or a Qualified Joint and Survivor Annuity shall be provided by the purchase and distribution of a nontransferable annuity issued by Fidelity Investments Life Insurance Company or other legal reserve life insurance company. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

         (g)    The following definitions shall apply for the purposes of
                Section 8.3:

                (1) "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); and (d) the Spouse's consent acknowledges the effect of the election; (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witness by a Plan representative or

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                        notary public. Additionally, a Participant's waiver of
                        the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payments which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

                        Any consent by a Spouse obtained this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 8.3(d) above.

                (2) "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

                (3) "Spouse" means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

                (4) "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

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                (5)     "Vested Account Balance" means the aggregate value of
                        the Participant's vested account balances derived from Company and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of annuity contracts, if any, on the Participant's life. The provisions of this Section
                        8.3 shall apply to a Participant who is vested in amounts attributable to Company contributions, Employee contribution (or both) at the time of death or distribution.

                (6) "Designated Beneficiary" means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the proposed regulations thereunder.

8.4      Death Benefits

         Subject to Section 8.6, the following distribution provisions shall take effect upon the death of a Participant:

         (a) If the Participant dies after his Required Beginning Date, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         (b) If the Participant dies before his Required Beginning Date, the Participant's entire interest will be distributed no later than 5 years after the Participant's death.

         For the purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         For the purposes of this Section, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (as provided in Section 8.1 of the Plan). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

8.5      Disability Retirement

         If the Plan Administrator shall determine that a Participant is unable to continue in the employ of the Company by reason of the Total Disability of such Participant, the

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         Plan Administrator may, at the request of the Participant or his authorized representative, direct the Trustee to apply the full amount standing to the credit of such Participant's Accounts to payment pursuant to the provisions of Section 8.2. A Participant shall be fully vested in his or her Accounts upon satisfying the requirements for Disability Requirement.

         If any disabled Participant returns to the employ of the Company, he shall become an active Participant upon completion of an Hour of Service and his Service before and after his Disability shall be aggregated for purposes of Sections 3.2 and 3.4.

8.6      Beneficiary Designation

         Each Participant may designate one or more Beneficiaries, including contingent Beneficiaries, who shall receive the amount payable on behalf of such Participant under provisions of this Plan upon the Participant's death. In the case of a married Participant, however, the Participant's spouse will be deemed to be the designated Beneficiary, unless the spouse provides written consent to another designation in the same manner as a Qualified Election as defined in Section 8.3(g)(1). A Participant may change such designation from time to time and may revoke such designation subject to the requirements of Section 8.3(g)(1). If a Participant dies without having a designated Beneficiary, or if none of the designated Beneficiaries survives the Participant, of if the Plan Administrator is in doubt as to the effective status of a Beneficiary designation following reasonable inquiry, the Plan Administrator shall direct the Trustee to make payment of all amounts payable with respect to such Participant in one single sum payment in cash as follows: to the Participant's surviving spouse, or if none, in equal shares to the Participant's children, the issue of any deceased children to take by right of representation the share to which such child would have been entitled if surviving, or if no such children or issue, to the duly appointed or administrator of the Participant's estate.

8.7      Vesting and Other Termination of Employment

         (a) A Participant shall be fully and immediately vested at all times in Elective Deferrals, if any, made pursuant to Section 6.1(a), and in his Rollover Contribution Account and his Transferred Contribution Account, if any. Such amounts shall not be subject to forfeiture for any reason. A Participant shall be vested in Matching and Discretionary Contributions, if any, in accordance with Section 5.A of the Adoption Agreement.

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         (b)    The determination of the amount to which a Participant whose employment is terminated is entitled to in accordance with the foregoing rules shall be made by the Plan Administrator and the Plan Administrator's determination shall be conclusive and binding upon all persons.

         (c) The Plan Administrator shall direct the Trust to make distribution to the terminated Participant of the entire benefit to which such terminated participant is entitled pursuant to the terms of this Section 8.7, in accordance with one of the methods described in Section 8.2 or, with respect to the Transferee Account, if any, in Section 8.3.

8.8      Former Participant

         Upon the termination of a Participant's employment with the Company (other than indefinite layoff) (other than as provided in Sections 8.1, 8.4 or 8.5) the Participant shall become a Former Participant and shall become entitled to distributions from his Accounts in accordance with this Section.

         Distribution of the funds representing Company or Employee contributions due to a Former Participant shall be made as soon as practicable thereafter, but no later than the period described in
         Section 8.11. However, a terminated Participant's benefits may not be paid without his written consent (and the consent of his or her spouse if applicable) if the value exceeds $3,500. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

         Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Section 8.2 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's spouse shall be required

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         to the extent that a distribution is required to satisfy Section
         401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the
         Code) within the same controlled group.

         An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of normal retirement age or age 62.

         The Plan Administrator shall notify the Trustee of the date on which the Participant shall have become a Former Participant and of the amounts, if any, payable to him under this Section 8, and shall direct the Trustee regarding the time and manner of payment.

         Upon receipt of notification from the Plan Administrator that the accounts of a Former Participant will be deferred, the Trustee shall segregate the Former Participant's account balance, or so much thereof as he is entitled to receive, from the accounts of other Participants, and the Trustee may keep the unpaid balance of such account invested for the benefit of the Former Participant in the Trust, but without sharing in subsequent Company contributions or forfeitures in shares of mutual funds under dividend investment accounts or otherwise.

         A Former Participant with deferred accounts shall be advised annually of the value of his account balance which has been so set aside.

         If any Former Participant shall be reemployed by the Company before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire vested Company Contribution Account prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the or the close of the first period 5 consecutive 1-Year Breaks in Service commencing after the distribution. In the event the former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the valuation date preceding his termination.

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         If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Account balance derived from Company contributions and the Participant may increase the nonforfeitable percentage in the Account;

         (1) A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution, and

         (2) At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

                          X = P(AB - (R x D)) - (R x D)

         For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

         For purposes of this Section, if the value of an Employee's vested account balance is zero, the Employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989. If an Employee is deemed to receive a distribution pursuant to this paragraph, and the Employee resumes employment covered under this Plan before the date the Participant incurs 5 consecutive 1-year Breaks in Service, upon the reemployment of such Employee,the Company-derived account balance of the Employee will be restored to the amount on the date of such deemed distribution.

8.9      Segregated Accounts

         Any amount standing to the credit of the Accounts of a Participant who has terminated his employment with the Company under circumstances other than as provided under Sections 8.1, 8.4 or 8.5 to which such terminated Participant is entitled pursuant to Section 8.7, and which will be paid to the Participant pursuant to Section 8.2 and any amount standing to the credit of a Former Participant which will be deferred pursuant to Section 8.8, shall be segregated into a separate account. The Plan Administrator will direct the Trustee to keep the unpaid balance of such Accounts invested for the benefit of such Participant with the other assets of the Plan in shares of Funds under dividend reinvestment accounts, or otherwise. Any account

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         segregated in this manner shall be revalued periodically pursuant to the market valuation method provided for in Section 7.8.

8.10     Discharge of Trustee's Obligation to Make Payments

         Whenever the Trustee is required to make any payment of payments to any person in accordance with the provisions of this Plan, the Plan Administrator shall notify the Trustee in writing of such person's last known address as it appears in the Plan Administrator's records; and the Trustee's obligation to make such payments shall be fully discharged by mailing the same to the address specified by the Plan Administrator.

8.11     Payment of Benefits - Timing

         (a) Payment of benefits attributable to Employee contributions either to Participants who have terminated employment, retired or become disabled, or to Beneficiaries of deceased Participants shall be made as soon as possible following the retirement, disability or death of the Participant, but, except as provided in (b), below, not later than 60 days following the close of the Plan Year in which such retirement, disability or death occurred. Notwithstanding the preceding sentence, the failure of a Participant (and spouse, if applicable) to consent to a distribution while the benefit is immediately distributable (as defined in Section 8.8), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

         (b) If the amount of benefit required to commence on the commencement dates specified in (a) above cannot be ascertained by any such date, payment shall be made not later than 60 days after the earliest date on which the amount of benefit can be ascertained under the Plan and related Trust.

         (c) Notwithstanding any other provisions of this Section 8, the account balance of an Employee must be distributed or commence to be distributed no later than the Participant's Required Beginning Date, which is defined as follows:

                (a) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

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                (b)      Transitional rules. The required beginning date of a
                         Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                        (1) Non-5-percent owners. The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                        (2) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                               (i) the calendar year in which the Participant attains age 70 1/2, or

                              (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                               The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                (c) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                (d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

         (d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the

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                distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

8.12     Incapacity

         If any person to whom a benefit is payable hereunder is an infant or if the Plan Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Plan Administrator may cause the payments becoming due to such person to be made to such person's legally appointed guardian or conservator.

8.13     Proof of Claim

         The Plan Administrator may require such proof of death and such evidence of the right of any person to receive payment of the value of the interest in the Plan of a deceased Participant or a terminated Participant as the Plan Administrator may deem desirable.

8.14     Hardship Withdrawal

         If so elected by the Company in Section 8.A of the Adoption Agreement, the Plan Administrator may at such time and pursuant to such terms and conditions as he or it may establish, permit hardship withdrawals to be made under the Plan from an Employee's Elective Account attributable to Elective Deferrals (and earnings thereon accrued as of December 31, 1988), on account of an immediate and heavy financial need, which shall be limited to:

                deductible medical expenses (within the meaning of Code Section 213(d)) for the Employee, spouse or dependents;

                purchase of the Employee's principal residence (but not regular mortgage payments);

                tuition for the next semester or quarter of post-secondary education for the Employee, spouse or dependents;

                preventing foreclosure on or eviction from the Employee's primary residence; and

                any other case of financial need according to rulings or notices issued by the IRS pursuant to income Tax Regulation Section 1.401(k)-1(d)(2)(ii)(B).


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         Such hardship distribution cannot be in excess of the amount required to relieve such financial needs, which amount cannot be reasonably available from other resources of the Employee. Therefore, the Plan Administrator may process such a withdrawal request only if the following conditions are satisfied:

                The Employee has already taken all other distributions and nontaxable loans available from all plans sponsored by the Company;

                All Company plans require a suspension period of at least a year after the hardship withdrawal, during which the Employee cannot make Elective Deferrals or Voluntary Employee contributions; and

                All Company plans adjust the maximum Elective Deferral in the Employee's next tax year by offsetting the Elective Deferrals in the taxable year of the hardship withdrawal.

         The minimum hardship withdrawal shall be at least $500 unless specified otherwise by the Company in Section 8.A of the Adoption Agreement. The withdrawal will be based on the value of the Participant's Account as of the most recent valuation date.

         The rules and regulations that the Plan Administrator shall adopt with respect to hardship withdrawals under this Section 8.14 shall be applied in a uniform and nondiscriminatory manner.

8.15     Loans

         If so elected by the Company in Section 11 of the Adoption Agreement, subject to such uniform and nondiscriminatory rules as may be adopted by the Plan Administrator, a Participant, other than a Shareholder-Employee or Owner-Employee, may be permitted to apply for a loan in an aggregate amount equal to, or less than, the lesser of:

         (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which shall loan was made, or

         (2) 50% of his vested Account balance, as of the most recent valuation date, or, for loans granted or renewed before October 19, 1989, $10,000, if greater;

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                however, the minimum loan permitted shall be the amount elected by the Company in Section 11 of the Adoption Agreement.

         Loans of Participants and Beneficiaries shall be made under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest determined by the Plan Administrator which will provide the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances; (4)loans shall be secured by a Participant's Account balance and shall not (for loans granted or renewed after October 18, 1989) exceed 50% of a Participant's vested Account balance; (5) loans shall provide for repayment schedule with payments made at least quarterly; (6) loans shall be treated as an investment of each Participant's Account from which a loan has been extended; and (7) in the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

         A Participant must obtain the consent of his or her spouse, if any, to use of the Account balance as security for the loan, Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

8.16     Withdrawal of Employee After-Tax Contributions

         A Participant may request the Plan Administrator to make withdrawals from his Account representing Employee After-Tax Contributions made pursuant to Section 6.1(b). Such requests may be made no more frequently than once during each six month period based on Account values as of the nearest Valuation Date and the minimum withdrawal must be at least $500, unless specified otherwise by the Company in Section 8.B of the Adoption Agreement.

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8.17     Direct Rollovers

         (a) Notwithstanding any provision to the contrary in this Plan, with respect to distributions made on or after January 1, 1993, a distributee may elect at the time and in the manner prescribed by the Plan Administrator to have any portion of an eligible rollover distribution that is equal to at least $500 dollars paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less that $200 during a year.

         (c) An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

         (d) A distributee includes an employee or former employee. In addition the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code are distributees with regard to the interest of the spouse or former spouse.

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         (e)    A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

8.18     Attainment of Age 59-1/2

         A Participant who has attained age 59-1/2 may apply in writing any time thereafter prior to retirement as defined in Section 8.1 for a lump sum distribution of the entire value of his vested Accounts while remaining in the active employ of the Company. Such a lump sum distribution will be made as soon as practicable following such a request based on the value of his Accounts as of the next subsequent Valuation Date. Such a distribution will not limit the ability of the Participant to continue making contributions pursuant to the enrollment form on file with the Plan Administrator or limit the ability of the Participant to enter into new enrollment form for so long as he shall remain in the employ of the Company.

                                    SECTION 9

                     Service Providers and Allocation of Responsibilities

9.1      Service Providers

         The following persons are Service Providers under the Plan.

         (a)    The Trustee

         (b)    The Company

         (c) The Plan Administrator or committee, appointed by the Company pursuant to Section 9 of the Plan and designated as the "named fiduciary" of the Plan and the Plan Administrator.

9.2      Allocation

         (a)    The Trustee

                It shall be the duty of the Trustee to hold and, subject to the provisions of this Plan, to invest and reinvest the funds of the Trust, other than Funds, and to make payments therefrom in accordance with the written directions of the Plan Administrator appointed by the Company pursuant to the Plan to administer the Plan, and to perform such other duties under the Plan as the Plan Administrator may delegate to it. The Trustee shall have no responsibility for the correct-

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                ness under the terms of the Plan of any written directions which it receives from the Plan Administrator.

                The Trustee shall invest and reinvest the Funds of the Trust other than funds and keep the same invested, without distinction between principal and income, in accordance with the following provisions:

                (1) The Trustee shall invest assets of the Trust, other than Funds, in such stocks, bonds or other securities or certificates of participation, pooled fixed income funds, pooled equity funds, insurance company contracts, group annuities, or any other property of any kind, real or personal, tangible or intangible, as it may deem advisable, whether or not authorized under any present or future laws for the investment of trust funds, provided that the Trustee may hold funds of the Trust uninvested if and to the extent that it may deem advisable from time to time; and the Trustee is authorized to commingle part or all of the assets of the Trust in or with any one or more trusts, including its own commingled funds, whether now existing or hereafter created, for the investments or collective investment of funds held under employees' pension or profit sharing plans or trusts which are qualified within the meaning of said exempt from tax under the revenue laws of the United States, and permitted by existing or future rulings of the United States Treasury Department to pool their respective funds in a group trust, and the terms of any such collective investment trust shall be deemed incorporated herein and made a part thereof. The Trustee shall direct the investment and reinvestment of contributions to be invested in Funds at the direction of the Company or Plan Participants, as determined by the Company in Section 3.A of the Adoption Agreement.

                        Notwithstanding the foregoing, the Trustee shall discharge its duties with respect to the Plan solely in the interests of Participants an their Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

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                (2)     The Trustee may keep any or all securities or other
                        property in the name of some other person, firm or corporation or in its own name without disclosing its fiduciary capacity.

                        The Trustee may sell at public auction or by private contract, redeem, or otherwise realize upon, any securities, investments or other property forming a part of the Trust Fund and for such purposes may execute such instruments and writings and do such things as it shall deem proper.

                (3) The Trustee is hereby authorized to vote upon any stock, bonds or other securities of any corporation, association or trust at any time comprising the Trust Fund or otherwise consent to or request any action on the part of such corporation, association or trust, and to give general or special proxies of powers of attorney, with or without power of substitution, and to participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to such securities; to deposit such stocks or other securities in any voting trust, or with any protective or like committee, or with a trustee, or with a trustee, or with depositories designated thereby; and generally to exercise any of the powers of an owner with respect to stocks or other securities or property comprising the Trust Fund which the Trustee deems to be for the best interests of the Trusts to exercise.

                (4) When instructed or directed by the Plan Administrator, the Trustee is hereby authorized to borrow money for the purposes of this Trust upon such terms and conditions as the Plan Administrator, in its discretion, may direct, and for any amount so borrowed to issue the promissory note of the Trustee and to secure the repayment thereof by pledge, mortgage, or hypothecation of all or any part of the property of the Trust, and no person loaning money to the Trustee shall be bound to see to the application of the money loan or to inquire into the validity of any such borrowing.

                (5) No person dealing with the Trustee shall be required to take any notice of this Plan, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power

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                        of disposition of all the monies, securities and other
                        property of the Trust, and all persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of monies, securities or other property paid or delivered to the Trustee.

                        Notwithstanding anything to the contrary herein, the Trustee shall not engage in any transaction which it knows or should know constitutes a direct or indirect:

                        (1) sale or exchange, or leasing, of any property between the Trust and a Party in Interest or a Disqualified Person;

                        (2) lending of money or other extension of credit between the Trust and Party in Interest or a Disqualified Person;

                        (3) Furnishing of goods, services, or facilities between the Trust and a Party in Interest or a Disqualified Person, of any assets of the Trust; or

                        (4) acquisition, on behalf of the Trust, of any employer security or employer real property in violation of Section 407 of the Employee Retirement Income Security Act of 1974.

                        Nor shall the Trustee, unless such transaction is permissible under the Employee Retirement Income Security Act of 1974, deal with the assets of the Trust in its own interest or for its own account or act in any transaction involving the Trust on behalf of a party (or represent a party) whose interests are adverse to the interests of the Trust or the interest of its Participants or Beneficiaries. The Trustee shall not receive any consideration for its own personal account from any party dealing with the Trust in connection with a transaction involving the assets of the Trust.

                        For purposes of this Trust Agreement, "Party in Interest" shall mean:

                        (a)(1)      any fiduciary (including, but not
                                    limited to, any administrator, officer,
                                    trustee, or custodian), counsel, or employee of this employee benefit plan;

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                               (2)  a person providing services to this
                                    plan;

                               (3)  an employer any of whose employees are
                                    covered by this plan;

                               (4)  an employee organization any of whose
                                    members are covered by this plan;

                               (5)  an owner, direct or indirect, of 50
                                    percent or more of:

                                    (i)      the combined voting power of all
                                             classes of stock entitled to vote
                                             or the total value of shares of
                                             all classes of stock of a
                                             corporation,

                                    (ii)     the capital interest or profits
                                             interest of such partnership, or

                                    (iii)    the beneficial interest of a trust
                                             or unincorporated enterprise,

                                    which is an employer or an employee
                                    organization described in subparagraph
                                    (3) or (4);

                               (6)  a relative (as defined in subparagraph
                                    (b)(6) below) of any individual described in subparagraph (1), (2), (3), or (5);

                               (7)  a corporation, partnership, or trust or
                                    estate of which (or in which) 50 percent or more of:

                                    (i)      the combined voting power of all
                                             classes of stock entitled to vote
                                             or the total value of shares of
                                             all classes of stock of a
                                             corporation,

                                    (ii)     the capital interest or profits
                                             interest of such partnership, or

                                    (iii)    the beneficial interest of such
                                             trust or estate, owned directly or
                                             indirectly, or held by a person
                                             described in subparagraph (1), (2),
                                             (3), (4) or (5);

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                               (8)  an employee, officer, director (or an
                                    individual having powers or responsibilities similar to those of officers or directors), or a 10 percent or more shareholder directly or indirectly, of a person described in subparagraph (2), (3), (4), (5), or (7), or of the employee benefit plan; or

                               (9) a 10 percent or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraph (2), (3), (4), (5), or (7).

                        (The percentage limit established in subparagraphs (5) and (7) or (8) and (9) may be reduced pursuant to regulation of the Secretaries of Labor or Treasury, or both.)

                        "Disqualified Person" shall mean:

                        (b)    (1)  a fiduciary;

                               (2)  a person providing services to the Plan;

                               (3)  an employer any of whose members are
                                    covered by the Plan;

                               (4)  an employee organization any of whose
                                    members are covered by the Plan;

                               (5)  an owner, direct or indirect, of 50
                                    percent or more of:

                                    (i)      the combined voting power of all
                                             classes of stock entitled to vote
                                             or the total value of shares of
                                             all classes of stock of a
                                             corporation,

                                    (ii)     the capital interest or profits
                                             interest of a partnership, or

                                    (iii)    the beneficial interest of a trust
                                             or unincorporated enterprise, which
                                             is an employer or an employee
                                             organization described in
                                             subparagraph (3) or (4);

                               (6)  a member of the family (defined for
                                    purposes of this subparagraph and
                                    subparagraph (a) above as the spouse, an-

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                                    cestor, lineal descendant, and any
                                    spouse of a lineal descendant) of any
                                    individual described in subparagraph
                                    (1), (2), (3) or (5);

                               (7)  a corporation, partnership, or trust or
                                    estate of which (or in which) 50 percent or more of:

                                    (i)      the combined voting power of all
                                             classes of stock entitled to vote
                                             or the total value of shares of
                                             all classes of stock of such
                                             corporation,

                                    (ii)     the capital interests or profits
                                             interest of such partnership, or

                                    (iii)    the beneficial interest of such
                                             trust or estate, is owned directly
                                             or indirectly, or held by persons
                                             described in subparagraph (1), (2),
                                             (3), (4) or (5);

                               (8)  an officer, director (or an individual
                                    having powers or responsibilities similar to those of officers or directors), a 10 percent or more shareholder, or a highly compensated employee (earning 10 percent or more of the yearly wages of an employer) of a person described in subparagraph (3), (4),
                                    (5), or (7); or

                               (9) a 10 percent or more (in capital or profits) partner or joint venturer of a person described in subparagraph (3), (4), (5), or
                                    (7).

                        (The percentage limit established in subparagraphs (5) and (7) or (8) and (9) may be reduced pursuant to regulation of the Secretaries of Labor or Treasury, or both.)

                        The Trustee shall not be required to make any payments hereunder in excess of the net realizable value of the assets of the Trust at the time of such payment. The Trustee shall not be required to make any payments in cash unless there shall be in the Trust at the time an amount of cash sufficient for the purpose. In case of such deficiency in cash, the Trustee shall take such action as to the disposition of securities or

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                        other property forming a part of the Trust as will
                        provide the amount of cash necessary for such payments.

                        Whenever the Trustee is required or authorized to take any action hereunder pursuant to any written direction or determination of the Company, or Plan Administrator of the Company, such direction or determination shall be sufficient protection to the Trustee if contained in writing signed by any one or more of the persons authorized to execute documents on behalf of the Company pursuant to the Plan. By such writing the Company, or Plan Administrator of the Company, may ratify, approve, or confirm any action taken by the Trustee, and upon such ratification, approval, or confirmation, the Trustee shall be protected as though authorization or determination by the Company had preceded such action. In the absence of direction by the Company as to any matter provided in this Agreement or the Plan, the Trustee may in its discretion take such action as it deems fit and proper with respect thereto after reasonable attempts to secure Company direction. The Trustee may deliver documents to the Company, or Plan Administrator of the Company, by delivering the same to the Company or by mailing the same, postage prepaid, addressed to the Company at its principal office.

                        The Trustee shall keep accurate and detailed records of its transactions hereunder, and all its accounts, books and records relating thereto shall be open at all reasonable times to the inspection of the Plan Administrator open at all reasonable times to the inspection of the Plan Administrator and its authorized representatives. The Trustee shall render in writing, at least once each twelve (12) months, accounts of its transactions under this Agreement to the Company and the Plan Administrator, and the Plan Administrator may approve such accounts to the Trustee by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Plan Administrator of exceptions or objections to any such account within sixty (60) days after the receipt by the Plan Administrator of any such account, the Plan Administrator shall be deemed to have approved such account; and in such case, or upon the written approval of the Plan Administrator of any such account, the Trustee shall be released,

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                        relieved and discharged with respect to all matters and
                        things set forth in such account except as otherwise required by law. No person interested in the Trust or otherwise other than the Company or the Plan Administrator may require an accounting or bring any action against the Trustee with respect to the Trust and its actions as Trustee. In any proceeding instituted by the Trustee,the Company and/or the Plan Administrator, only the Company, the Plan Administrator and the Trust shall be the necessary parties. The Trustee shall from time to time make such other reports and furnish such other information concerning the Trust to the Plan Administrator as it may in writing reasonably request.

                        The Trustee shall upon direction of the Plan
                        Administrator pay out of the Trust fund any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust or any monies, securities or other property forming a part thereof or the income therefrom subject to the terms of any agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustee may assume that any taxes assessed on or in respect of the Trust or on income are lawfully assessed unless the Plan Administrator shall in writing advise the Trustee that in the opinion of counsel for the Company such taxes are or may be unlawfully assessed. In the event that the Plan Administrator shall so advise the Trustee, the Trustee will, if so requested in writing by the Plan Administrator, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel but at the expense of the Trust; or the Company may contest the validity of any such taxes at the expense of the Trust and in the name of the Trustee; and the Trustee agrees to execute all documents, instruments, claims, and petitions necessary or advisable in the opinion of the Company or its counsel for the refund, abatement, reduction or elimination of any such taxes.

                        Any Trustee acting hereunder may resign at any time upon thirty (30) days' written notice to the Company, and the Company may remove any Trustee at any time upon thirty
                        (30) days' written notice to the Trustee; but the parties may by written instrument waive such notice. If any Trustee

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                        shall resign, be removed or for any other reason cease
                        to be Trustee,the Company shall appoint a successor Trustee or Trustees, and if no such successor Trustee is appointed, the Trustee may deliver the assets of the Trust to the Plan Administrator or the Company as successor Trustee. Subject to the foregoing provisions, any resignation or removal of the Trustee or appointment of a new Trustee shall be by instrument in writing and shall become effective on the date therein specified. Any successor Trustee shall have the same powers and duties as the succeeded Trustee, subject to such changes as the Company may then determine. The appointment of any successor Trustee or Trustees hereunder shall without any separate instrument or conveyance immediately vest title to the assets of the Trust in such successor Trustee or Trustees. Upon request of such successor Trustee or Trustees,the Company and the Trustee ceasing to act shall execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee or Trustees all the right, title, and interest of the retiring Trustee in and to the Trust funds.

                        To the extent permitted by applicable law, the Trustee shall not be liable for any losses which may be incurred upon the investments of the Trust except for its lack of good faith or due care or except as may be judicially determined.

                        The Trustee shall not be required to institute any legal action or to appear or participate in any legal action to which it may be a party, except to contest taxes, unless it shall have been first indemnified to its satisfaction by the Company for all loss, cost and liability.

                        The Company reserves the right at any time and from time to time to amend or terminate this Trust Agreement by delivering to the Trustee a copy of an amendment or termination certified by an officer of the Company; provided, however, that the Company shall have no power to amend or terminate this Trust Agreement in such manner as would cause the duties or liabilities of the Trustee to be changed without its written consent.


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                        Any successor to all or a major part of the business of
                        the Trustee or the Company, by whatever form or manner resulting, shall ipso facto succeed to all the rights, powers and duties hereunder of the Trustee or the Company, as the case may be.

                        The Trustee may be paid such reasonable compensation as shall from time to time be agreed upon by the Company and Trustee. The compensation of the Trustee and any reasonable expenses, including reasonable attorney's fees, incurred by the Trustee in the administration of the Trust, shall be paid by the Company but until so paid shall constitute a charge upon the Trust.

                (b)     The Company

                        The Company shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of this Agreement, the Code, and the Act. The Company, upon the resignation or removal of a Trustee or Plan Administrator, shall promptly designate in writing a successor to this position. If the Company does not appoint a Plan Administrator, the Company will function as the Plan Administrator.

                        The Company shall periodically review the performance of any Fiduciary, including the Trustee and the Plan Administrator, or other person to whom duties have been delegated or allocated by it under the provisions of this plan or pursuant to procedures established hereunder. Their requirement may be satisfied by formal periodic review by the Company or by a qualified person specifically designated by the Company, through day-to-day conduct and evaluation, or through other appropriate ways.

                (c)     The Plan Administrator

                        The Plan Administrator shall have responsibility and authority to control the operation and administration of the Plan including, without limiting the generality of the foregoing:

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                        (1)    the determination of eligibility for benefits and
                               the amount and certification thereof to the Trustee;

                        (2) the hiring of persons to provide necessary services to the Plan;

                        (3) the issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan;

                        (4) the preparation and filing of all reports required to be filed with respect to the Plan with any governmental agency;

                        (5) the compliance with all disclosure requirements imposed by state of federal law; and

                        (6) the maintenance of all records of the Plan other than those required to be maintained by the Trustee.

9.3      No Joint Service Provider Responsibilities

         This Section 9 is intended to allocate to each service provider the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibilities shall be shared by two or more of such service providers unless such sharing is provided by a specific provision of the Plan. Whenever one service provider is required to follow the directions of another service provider, the two service providers shall not be deemed to have been assigned a shared responsibility, but the responsibility of the service provider giving the directions shall be deemed his sole responsibility, and the responsibility of the service provider receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

9.4      Advisor to Service Provider

         A service provider may employ one or more persons to render advice concerning any responsibility such service provider has under the Plan.

9.5      Service in Multiple Capacities

         Any person or group of persons including fiduciaries may serve in more than one capacity with respect to this Plan; provided, however, that no person may service in a fiducia-

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          ry capacity who is precluded from so serving pursuant to Section 411 of the Employee Retirement Income Security Act of 1974.

                                   SECTION 10

                           Administration of the Plan

10.1     Appointment of Plan Administrator

         The Company is designated as Plan Administrator, but acting through its Board of Directors, the Company reserves the right at any time to appoint and to remove any one or more of its officers or employees, individually or in combination, as the Plan Administrator and such appointment may be made without necessity of amendment to this Plan. Reference to the Plan Administrator.

10.2     Powers of the Plan Administrator

         The Plan Administrator is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan. The Plan Administrator may from time to time appoint agents to perform such functions involved in the administration of the Plan as it may deem advisable. The Plan Administrator shall determine any questions arising in the administration, interpretation and application of the Plan, including any questions submitted by the Trustee on a matter necessary for it to properly discharge its duties; and the decision of the Plan Administrator shall be conclusive and binding on all persons.

10.3     Duties of the Plan Administrator

         The Plan Administrator shall keep on file a copy of this Plan including any subsequent amendments and all annual reports of the Trustee, and such annual reports or registration statements as may be required by the laws of the United States, or other jurisdiction, for examination by Participants in the Plan during reasonable business hours. Upon request by any Participant, the Plan Administrator shall furnish him a statement of his interest in the Plan as determined by the Plan Administrator as of the close of the preceding Plan Year. Such statement of interest shall be binding on the Participant if not challenged in writing within 30 days following receipt unless the Plan Administrator corrects such statement at a later date.

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10.4     Action by the Plan Administrator

         In the event that there shall at any time be two or more persons who constitute the Plan Administrator, such persons shall act by concurrence of a majority thereof.

10.5     Discretionary Action

         Wherever, under the provisions of this Plan, the Plan Administrator is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination prohibited by the Internal Revenue Code of 1986, as amended, in favor of or against any Participant, Employee or class of Employees. any discretionary action taken by the Plan Administrator hereunder shall be consistent with any prior discretionary action taken by it under similar circumstances and to this end the Plan Administrator shall keep a record of all discretionary action taken by it under any provision hereof.

10.6     Compensation and Expenses of Plan Administrator

         Employees of the Company shall serve without compensation for services as Plan Administrator, but all expenses of the Plan Administrator shall be paid by the Company. Such expenses shall include any expenses incidental to the functioning of the Plan, including, but not limited to, attorney's fees, accounting and clerical charges, and other costs of administering the Plan. Non-Employee Plan Administrators shall receive such compensation as the Company shall determine.

10.7     Reliance on Others

         The Plan Administrator and the Company shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee, upon all certificates and reports made by any accountant selected by the Plan Administrator and approved by the Company and upon all opinions given by any legal counsel selected by the Plan Administrator and approved by the Company, and the Plan Administrator and the Company shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such Trustee, accountant, actuary or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, and Former Participants and their Beneficiaries, and all other persons.

10.8     Self Interest

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         No person who is the Plan Administrator shall have any right to decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. Any such decision shall be made by another Plan Administrator or the Company.

10.9     Personal Liability - Indemnification

         The Plan Administrator shall not be personally liable by virtue of any instrument executed by him, or on his behalf. Neither the Plan Administrator,the Company, or any of its officers or directors, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The limitation contained in the preceding sentence shall not, however, prevent or preclude a compromise settlement of any controversy involving the Plan, the Plan Administrator, the Employee, or any of its officers and directors. the Company may advance money in connection with questions of liability prior to any final determination of a question of liability. Any settlement made under this Section 10 shall not be determinative of any breach of fiduciary duty hereunder.

         The Company will indemnify every person who is or was a Plan Administrator, officer or member of the Board or a person who provides services without compensation to the Plan for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Participants or Beneficiaries thereof, including, without limitation, any damages, civil penalty or excise tax imposed pursuant to the Employee Retirement Income Security Act of 1974; provided, (1) that the act or omission shall have occurred in the course of the person's service as Plan administrator, officer of the Company or member of the board or was within the scope of the employment of an Employee of the Company or in connection with a service provided without compensation to the Plan,
         (2) that the act or omission be in good faith as determined by the Company, whose determination made in good faith and not arbitrarily or capriciously shall be conclusive, and (3) that the Company's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Company, or any other person, or other source of indemnification.

10.10    Insurance

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         The Plan Administrator shall have the right to purchase such insurance as it deems necessary to protect the Plan from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Plan assets provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Section 10 shall prevent the Plan Administrator or the Company, at its, or his, own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Company from purchasing from any insurance company the right of recourse under any policy issued by such insurance company.

10.11    Claims Procedures

         Claims for benefits under the Plan shall be filed with the Plan Administrator on forms supplied by the Company. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedures.

10.12    Claims Review Procedures

         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to
         Section 10.11 shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification provided for in
         Section 10.11. The Plan Administrator shall then conduct a hearing within the next 60 days in which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the

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         Plan Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Plan Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final disposition of the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless there has been an extension of 60 days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the disposition and specific references to the pertinent Plan provisions on which the disposition is based.

                                   SECTION 11

                            Amendment and Termination

11.1     General

         Subject to applicable law and to the further provisions of this Section
         11.1 Lazare Kaplan International reserves the right from time to time, without notice or action on the part of stockholders, to amend the Plan by action of the Board of Directors, retroactively or otherwise, in any way (whether or not the cost of the Plan to the Company be increased thereby) and to suspend or terminate the Plan either (i) in its entirety or (ii) with respect to Employees at any location of the Company; provided, however, no amendments shall expand or increase the duties or liabilities of the Trustee without its prior written consent.

         At no time shall the corpus or income of the Trust be used for or diverted to, purposes other than the exclusive benefit of the Participants, and Beneficiaries and the payment of taxes and the administrative expenses of the Plan.

         Anything in this Section 11.1 to the contrary notwithstanding, any amendment to the Plan may be made which in the opinion of the Board of Directors of Lazare Kaplan International may be necessary or appropriate to qualify or maintain the Plan as a plan and trust meeting the require-

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         ments of the applicable provisions of the Code and regulations or (ii)
         to conform to any requirements of ERISA.

         Any powers granted to the Board under this Section shall be exercised
         by the [          ] (INSERT TITLE OF OFFICER OF COMPANY) to the extent
         that such powers are delegated to him by resolution.

11.2     Termination of Plan

         This Plan shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

11.3     Liquidation of Plan Assets in the Event of Termination or
         Partial Termination

         In the event that the Board of Directors shall decide to terminate the Plan, in the event of complete cessation of Company contributions, or in the event of a partial termination the rights of effected Participants to the amounts standing to their credit in their accounts shall be deemed fully vested and the Plan Administrator shall direct the Trustee to either continue the Plan in full force and effect and continue so much of the Plan in full force and effect as is necessary to carry out the orderly distribution of benefits to effected Participants and their Beneficiaries upon retirement, disability, death or termination of employment; or (a) reduce to cash such part or all of the Plan assets as the Plan Administrator may deem appropriate; (b) pay the liabilities, if any, of the Plan; (c) value the remaining assets of the Plan as of the date of notification of termination or partial termination and adjust Participants' account balances in the same manner as provided in Section 7.8; (d) distribute such assets in cash to the credit of their respective accounts as of the notification of the termination or partial termination date; and (e) distribute all balances which have been segregated into a separate fund to the persons entitled thereto; provided that no person in the event of termination or partial termination shall be required to accept distribution in any form other than cash.

11.4     Partial Termination

         The Company may terminate the Plan in part without causing a complete termination of the Plan. In the event a partial termination occurs, the Plan Administrator shall determine the portion of the Plan assets attributable to the Participants affected by such partial termination and the provisions of Section 11.8 shall apply with respect to such portion as if it were a separate fund.

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11.5     Solely for Benefit of Participants, Terminated Participants
         and their Beneficiaries

         No changes may be made in the Plan which shall vest in the Company, directly or indirectly, any interest, ownership or control in any of the present or subsequent assets of the Trust Agreement.

         No part of the funds of the Trust other than such part as may be required to pay taxes, administration expenses and fees, shall by reason of any amendment or otherwise be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, Former Participants, and their Beneficiaries, except that:

         (a) any contribution made to the Plan by the because of a mistake of fact may be returned to the Company within one year after the payment of such contribution, and

         (b) any contribution made to the Plan by the which is conditional on the deductibility of such contribution may be returned to the Company, to the extent the deduction is disallowed, within one year from such disallowance.

         The contributions returned under (a) or (b) may not include any gains on such excess contributions, but must be reduced by any losses.

11.6     Successor to Business of the Company

         Unless this Plan be sooner terminated, a successor to the business of the by whatever form or manner resulting may continue the Plan only by action of the Board and executing in the appropriate manner and form an appropriate Adoption Agreement and such successor shall thereupon succeed to all the rights, powers and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder if such Adoption Agreement so provides.

11.7     Merger, Consolidation and Transfers

         The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Participant under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the

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         affected Participant under this Plan if it terminated immediately before the merger, consolidation or transfer.

11.8     Revocability

         This Plan is based upon the condition precedent that it shall be approved by the Internal Revenue Service as qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code.

         In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Company must be returned to the Company within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                                   SECTION 12

                              Top Heavy Provisions

12.1     Top Heavy Requirements

         For any Top Heavy Plan Year, the Plan shall provide the following:

         (1) special vesting requirements of Code Section 416(b) pursuant to this Section of the Plan;

         (2)    special minimum contribution and allocation requirements of Code
                Section 416(c) pursuant to this Section of the Plan; and

         (3) special Compensation requirements of Code Section 416(d) pursuant to this Section of the Plan.

12.2     Determination of Top Heavy Status

         For purposes of this Section, the determination of Top Heavy status shall be made as follows:

         (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of

                                       83



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                Accrued Benefits or the Aggregate Accounts of all Participants
                under this Plan and any Plan of an Aggregation Group.

                If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether Any Aggregation Group which includes this Plan is a Top Heavy Group).

         (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any Plan of an Aggregation Group.

         (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

                (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                (2) an adjustment for any contribution due as of the Determination Date. Such adjustment shall be the amount of any contribution actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date;

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                (4)     any Employee contributions, whether voluntary or
                        mandatory, including elective 401(k) contributions. However, amounts attributable to tax-deductible qualified deductible Employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;

                (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section.

                (6) with respect to related rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by the same employer), if this Plan provides the rollover of plan-to-plan transfer, it shall not be counted as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

         (d) "Aggregation Group" means either a Required Group or a Permissive Aggregation Group as hereinafter determined.

                (1) Required Aggregation Group: Each plan of the Company or any Affiliated Employer in which a Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and each other plan of the Company or any Affiliated Employer which enables any plan in which a Key Employee participates to meet the requirement of Code Sections 401(a)(4) or 410.

                        In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group is not a Top Heavy Group.

                (2) Permissive Aggregation Group: The Company may also include any other plan not required to be included in the Aggregation Group, provided the

                                       85



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

                        resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and
                        410. Such group shall be known as a Permissive Aggregation Group.

                        In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Group if the Permissive Aggregation Group is not a Top Heavy Group.

                (3) Only those plans of the Company or an Affiliated Employer in which the determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top

                        Heavy Plans.

         (e) "Determination Date" means (a) the last day of the Preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

         (f) "Present Value of Accrued Benefit" means the accrued benefit of a Participant other than a Key Employee as determined in accordance with section 416 of the Code and the regulations thereunder,

         (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                (1) the Present Value of Accrued Benefits of Key Employees under all defined plans included in the group, and

                (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceed sixty percent (60%) of a similar sum determined for all Participants.

         (h) "Top Heavy Plan Year" means that, for a particular Plan Year the Plan is a Top Heavy Plan.

12.3     Specific Top Heavy Provisions

         If the Plan is a Top Heavy Plan as determined pursuant to Code Section 416 for any Plan Year in accordance with the provisions of this Section, then notwithstanding any other provisions of this Plan to the contrary, the Plan shall meet the following requirements for any such Plan Year:

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

         (01) Minimum Vesting Requirements. A Participant's vested interest will be determined under a schedule which is not less favorable to each Participant than the following:

                Years of Service Completed
                   for Vesting Purposes          Vested Interest
                   --------------------          ---------------

                Less than two                             0%
                Two but less than three                  20%
                Three but less than four                 40%
                Four but less than five                  60%
                Five but less than six                   80%
                Six or more                             100%

                The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top-heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an hour of service after the Plan has initially become top-heavy and such Employee's account balance attributable to Company contributions and forfeitures will be determined without regard to this Section.

         (02) Minimum Contribution Requirement. It is intended that the Company will meet the minimum benefit and contribution requirements of Code Section 416(c) by providing a minimum which complies with Code Section 416(c)(1) for such Plan Year for each Participant who is a Non-Key Employee, as elected in
                Section 12.B of the Adoption Agreement.

                If such minimum is not so provided under another plan, then this Plan will provide a minimum contribution allocation (which may include forfeitures otherwise allocable) for such Plan Year for each Participant who is a Non-Key Employee in an amount equal to at least three percent (3%) of such Participant's Compensation for such Plan Year, regardless of whether such Non-Key Employees have completed 1,000 Hours of Service during such Plan Year, regardless of whether such Non-Key Employee has failed to make mandatory contributions to the Plan or whether such Employee is employed as of the last day of the Plan Year. Such three percent (3%) minimum contribution requirement shall be increased to four percent (4%) for any Plan Year in

                                       87



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

                which the Plan is a Super Top Heavy Plan and for any Plan Year in which the Participant also maintains a defined benefit pension plan if necessary to avoid the application of Code
                Section 416(h)(1), relating to special adjustments to the Code
                Section 415 limits for Top Heavy Plans, if the adjusted limitation of Code 416(h)(2) would otherwise be exceeded if such minimum contribution were not so increased.

                The minimum contribution requirements set forth herein above shall be reduced in the following circumstances:

                a. The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified Plans in the Plan's aggregation group as provided pursuant to Code Section 416(c)(2)(B)(iii); and

                b. No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Company maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with Code Section 416(c).

                        Notwithstanding (a) above, if this Plan enables a defined benefit plan to satisfy the requirements of Code Sections 401(a)(4) and 410, each Non-Key Employee shall be entitled to a 3 percent contribution regardless of the highest percentage of the Key Employees (five percent if a minimum benefit is not provided under the defined benefit plan).

         (03) Maximum Compensation Limitation. The annual compensation of each Participant under the Plan for such Plan Year shall not exceed the first Two Hundred Thousand Dollars ($200,000) of such Participant's Compensation; provided, however, that such dollar limitation shall be adjusted to take into account any adjustments made by the Secretary of the Treasury pursuant to Code Section 416(d)(2).

         (04) Limitations on Contributions. If the Plan shall be Super Top Heavy for any Plan Year, 1.0 shall be substituted for 1.25 in determining the maximum annual addition for each Participant pursuant to Section 6.7.

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

12.4     Top Heavy Definitions

         For purposes of this Section 12, the definitions relating to "top heavy plan" provisions are as follows:

         1. The Plan is a "top heavy plan" if, as of the determination date, the aggregate of the accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Employees under the Plan.

                The determination of whether the Plan is top heavy shall be made after aggregating all other Plans of the Company and Affiliates which are required to be aggregated pursuant to Code Section 416(g)(2) and after aggregating any other such plan of the Company or an Affiliate which may be taken into account under the permissive aggregation rules of Code Section 416(g)(2)(A)(ii), if such permissive aggregation thereby eliminates the top heavy status of any plan within such permissive aggregation group. The Plan is a "super top heavy plan" if, as of the determination date, the plan would meet the test specified above for being a top heavy plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in the subsection 1.

         2. The "determination date" for purposes of determining whether the Plan is top heavy for a particular Plan Year is the last day of the preceding Plan Year (or, in the case of the first Plan Year of a Plan, the last day of the first Plan Year).

         3. The "valuation date" for purposes of determining the value of Plan accounts under this subsection 3 shall be the same date as the determination date.

         4. A "key employee" is any Participant in the Plan (including a beneficiary of such Participant) who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

                a. an officer of the Company (as that term is defined within the meaning of the regulations under Code Section
                        416) having annual compensation greater than 150 percent of the amount in effect under Code Section 415(c)(1)(A) for any such Plan Year.

                b. one of the ten Participants owning (or considered as owning within the meaning of Code Section 318) the largest interest in all employers required to

                                       89



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

                        be aggregated under Code Sections 414(b), (c), and (m). However, a Participant will not be considered a top ten owner for a Plan Year if the Participant earns less than $30,000 (or such other amount adjusted in accordance with Code Section 415(c)(1)(A) as in effect for the calendar year in which the Determination Date falls).

                c. a "five percent owner" of the Company. "Five percent owner" means any person who owns (or is considered a owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Company. In determining percentage ownership hereunder, Companys that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

                d. a "one percent owner" of the Company having an annual compensation from the Company of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section
                        318) more than one percent (1%) of the outstanding stock of the Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414-(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has annual compensation of more than $150,000, compensation from each employer required to be aggregated under Code Sections 414-(b), (c), and (m) shall be taken into account.

                Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Section 125,
                Section 402(A)(8), Section 402(h) or Section 403(b) of the
                Code.

                                       90



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

                For purposes of applying Code Section 318 to the provisions of this subsection (4), subparagraph (c) of Code Section 318(a)(2) shall be applied by substituting five percent (5%) for fifty percent (50%). In addition, the rules of subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of determining ownership in the Company under this subsection 4.

         5. A "non-key employee" is any Participant in the Plan (including a beneficiary of such Participant) who is not a "key employee".

                                   SECTION 13

                            Miscellaneous Provisions

13.1     Spendthrift Provision

         No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order. Except as required by nonpreempted state law or court order, a Participant's beneficial interest in the Plan and Plan assets shall not be assignable nor subject to attachment nor receivership nor shall they pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of any Participant.

13.2     Rollover Amounts

         With the permission of the Plan Administrator, and without regard to Sections 6.7 and 6.8, the Plan may receive in the form of cash or Funds any amount theretofore received by a Participant from qualified employee benefit plan, either directly within sixty (60) days after such receipt, or through the medium of an Individual Retirement Account, provided that such Individual Retirement Account contains no assets other than those attributable to Company contributions under qualified plans.

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13.3     Plan to Plan Transfers

         The Company may cause to be transferred to the Trustee with the approval of the Board all or any of the assets held in respect to any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trusts, which is maintained by the Company for the benefit of its common law employees. Any such assets so transferred shall be in the form of cash or Funds and shall be accompanied by written instructions from the Company, or the Trustee or the individual holding such assets, setting forth the Participants for whose benefit such assets have been transferred and showing separately the respective contributions by the Company and by the Participants and the current value of the assets and instructions. The Trustee shall allocate such assets to the Participant's Transferred Contribution Account and thereafter proceed in accordance with the provisions of the Company's Plan. Such transferred amounts shall be 100% vested in Plan Participants at all times.

13.4     Amendment of Vesting Schedule

         No amendment to the vesting schedule shall decrease a Participant's benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, each Participant with at least three (3) Years of Service with the Company may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of:

         (a)    sixty (60) days after the amendment is adopted;

         (b)    sixty (60) days after the amendment becomes effective;
                or

         (c) sixty (60) days after the Participant is issued written notice of the amendment by the Company or the Plan Administrator.

         No amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. Furthermore, no

                                       92



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         amendment to the Plan shall have the effect of decreasing a
         Participant's vested percentage determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

13.5     Plans for Owner-Employees

         If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

         If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

         If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

         For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

         (1) own the entire interest in an unincorporated trade or business, or

         (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

         For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

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13.6     Construction

         In any question of interpretation or other matter of doubt, the Trustee, the Plan Administrator and the Company may rely upon the opinion of counsel for the Company or any other attorney at law designated by the Company. The provisions of this Plan shall be construed, administered and enforced according to the laws of the state of the Company, except to the extent such laws have been superseded by federal law. All contributions to the Trust shall be deemed to take place in the state of the adopting Company.

13.7     Impossibility of Performance

         In case it becomes impossible for the Company, the Plan Administrator or the Trustee to perform any act under this Plan, that act shall be performed which in the judgment of the Company will most nearly carry out the intent and purpose of the Plan. All parties to this Plan or in any way interested in this Plan shall be bound by any acts performed under such conditions.

13.8     Dissolution of the Company

         In the event that the Company is dissolved by reason of bankruptcy or insolvency, without any provisions being made for the continuance of this Plan by a successor to the business of the Company, the Plan hereunder shall terminate and the Trustee shall proceed in the same manner as though the Plan were being terminated as provided in Section 11.3.

13.9     Definition of Words

         Feminine or neuter pronouns shall be substituted for those of masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

13.10    Titles

         The titles of Sections and paragraphs are included only for convenience and shall not be construed as part of this Plan or in any respect affecting or modifying its provisions.

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